Exhibit 10.1
AMENDED AND RESTATED
OFFICE LEASE
by and between
BEL MARLBOROUGH I LLC
as landlord
and
3COM CORPORATION
as tenant

2

AMENDED AND RESTATED OFFICE LEASE
     THIS AMENDED AND RESTATED OFFICE LEASE (the “Lease”) made and entered into as of the 1st day of June, 2009, by and between BEL MARLBOROUGH I LLC, a Delaware limited liability company, having an office at c/o Eaton Vance Management, 2 International Place, Boston, Massachusetts 02110 (“Landlord”) and 3COM CORPORATION, a Delaware corporation having an office at 350 Campus Drive, Marlborough, Massachusetts 01752 (“Tenant”).
W I T N E S S E T H:
     WHEREAS, Landlord is the owner of a certain building located at 350 Campus Drive, Marlborough, Massachusetts (the “Building”); and
     WHEREAS, Tenant and Marlborough Campus Limited Partnership, a Massachusetts limited partnership, (“Marlborough Partnership”) as landlord entered into a certain Office Lease dated as of November 26, 2002 (the “2002 Lease”) for certain premises within the Building; and
     WHEREAS, the 2002 Lease was amended by a certain First Amendment to Lease dated as of November 26, 2002, by and between Tenant and Marlborough Partnership (“First Amendment”); and
     WHEREAS, the 2002 Lease was further amended by a certain Second Amendment to Lease dated as of February 16, 2005, by and between Tenant and Marlborough Partnership (“Second Amendment”); and
     WHEREAS, the 2002 Lease was further amended by a certain Third Amendment to Lease dated as of July 18, 2005, by and between Tenant and Marlborough Partnership (“Third Amendment”); and
     WHEREAS, the 2002 Lease was further amended by a certain Fourth Amendment to Lease dated as of December 12, 2005, by and between Tenant and Marlborough Partnership (the “Fourth Amendment”); and
     WHEREAS, the 2002 Lease as amended by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment was assigned by Marlborough Partnership to Landlord; and
     WHEREAS, the 2002 Lease was further amended by a certain Fifth Amendment to Lease dated as of October 27, 2006, by and between Tenant and Landlord (the “Fifth Amendment”); and
     WHEREAS, the 2002 Lease as amended by the First Amendment, Second Amendment,

Third Amendment, Fourth Amendment and Fifth Amendment is hereinafter referred to as the “Original Lease”; and
     WHEREAS, Landlord and Tenant desire to amend the Original Lease and to restate the Original Lease in its entirety as more particularly set forth in this Lease.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant hereby agree that the Original Lease is hereby amended and restated in its entirety as follows:
SUMMARY OF BASIC LEASE INFORMATION

	TERMS OF LEASE	DESCRIPTION

1.	Date:	June 1, 2009

2.	Premises
(Article 1)
	2.1 Building:	That certain four-story building located at 350 Campus Drive, Marlborough, Massachusetts in the “Project,” commonly referred to in the Project as “Building 2.”

	2.2 Premises:	Approximately 132,798 rentable square feet of space (“RSF”), calculated by Landlord per BOMA Standard Z65.1-1996 (“BOMA Standard”) comprising a portion of the Second Floor, Third Floor, Fourth Floor and Fifth Floor of the Building, as further set forth in Exhibit A to this Lease (“Premises”).

	2.3 Interim Premises	Approximately 35,517 rentable square feet of space comprising a portion of the Second Floor of the Building as further set forth in Exhibit F-1 to this Lease (“Interim 2nd Floor Premises”) and approximately 2,478 rentable square feet of space comprising a portion of the second floor of Building 1, as further set forth in Exhibit F-2 to this Lease (“Interim Building 1 Premises” and together with Interim 2nd Floor Premises, “Interim Premises”).

	2.4 Project:	The Building is part of that certain building complex (the “Project”) consisting of four (4) buildings (the “Buildings”) comprising 530,895 rentable square feet of space, calculated per BOMA Standard, and other improvements, as depicted on Exhibit B and as further set forth in Section 1.2 of this Lease.

	TERMS OF LEASE	DESCRIPTION

3.	Lease Term
(Article 2)
	3.1 Length of Initial Term:	Ten (10) years and two (2) months.

	3.2 Lease Commencement Date:	June 1, 2009

	3.3 Lease Expiration Date:	11:59 p.m. EDT on July 31, 2019, unless sooner terminated pursuant to the provisions hereof.

	3.4 Option(s) to Extend	Two options to extend for three (3) years each

	3.5 Rent Commencement Date:	August 1, 2009

4.	Base Rent (Article 3):

		Monthly	Annual Rental Rate
	Annual	Installment	per Rentable
Lease Years	Base Rent	of Base Rent	Square Foot
1	$2,722,359.00	$226,863.25	$20.50
2	$2,788,758.00	$232,396.50	$21.00
3	$2,855,157.00	$237,929.75	$21.50
4	$2,921,556.00	$243,463.00	$22.00
5	$2,987,955.00	$248,996.25	$22.50
6	$3,054,354.00	$254,529.50	$23.00
7	$3,120,753.00	$260,062.75	$23.50
8	$3,187,152.00	$265,596.00	$24.00
9	$3,253,551.00	$271,129.25	$24.50
10	$3,319,950.00	$276,662.50	$25.00
11	$3,386,349.00*	$282,195.75	$25.50

*	For the avoidance of doubt, in Lease Year 11 the term is two months so that the total amount of Base Rent payable to Landlord from Tenant for Lease Year 11 absent any lease extensions is $564,391.50.
Lease Year: The first Lease Year shall commence on the Lease Commencement Date and shall end on the last day of the calendar month preceding the month in which the first anniversary of the Lease Commencement Date occurs. Each succeeding Lease Year shall commence on the day following the end of the preceding Lease Year and shall extend for 12 consecutive months; provided, however, that the last Lease Year shall expire on the Lease Expiration Date.

5.	Base Year (Article 4):	Calendar year 2010; it being understood that in calculating Tax Expenses for the Base Year, Landlord shall use one-half of the taxes for the fiscal year from July 1, 2009 to June 30, 2010 and one-half of the taxes for the fiscal year from July 1, 2010 to June 30, 2011.

6.	Tenant’s Share (Article 4):	As of the Lease Commencement Date, Tenant’s Share is twenty five and one one hundredth percent

(25.01%) and Tenant’s Building Share with respect to the Building is seventy eight and nine tenth percent (78.90%), subject to adjustment in accordance with Section 4.3.

7.	Permitted Use (Article 5):	Tenant shall use the Premises for general office use, including but not limited to research and development, sales, training.

8.	Security Deposit	None.

9.	Parking (Article 28):	Tenant shall have non-exclusive use of four hundred twenty eight (428) parking spaces, as more particularly set forth in Article 28.

10.	Address of Tenant (Section 29.16):	See Section 29.16 of this Lease.

11.	Address of Landlord (Section 29.16):	See Section 29.16 of this Lease.

12.	Broker(s) (Section 29.22):	Cushman & Wakefield of Massachusetts, Inc.

13.	Landlord’s Contribution (Section 5.7):	Two Million Six Hundred Fifty Five Thousand Nine Hundred and Sixty Dollars ($2,655,960) [$20 x 132,798 sf]

ARTICLE 1
PREMISES, BUILDING, PROJECT, AND COMMON AREAS
     1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”) and shown on Exhibit A, attached hereto. The Premises consist of space on the second, third, fourth and fifth floors within Building 2 (the “Building”) and shall be deemed to be the number of rentable square feet set forth in Section 2.2 of the Summary, subject to adjustment in accordance with Section 4.3, below. Tenant shall not have the right to remeasure the Premises. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the “TCCs”) herein set forth, and Landlord and Tenant covenant as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. During the term of the Lease, Tenant shall have access to Building 4 via the existing hallway on the second floors of Buildings 1 and 2, and the current enclosed connector between Buildings 1 and 4 and the telephone-data-riser closet located in Building 2, level 2, which use may be in common with the other tenants and occupants of the Project. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease. Landlord shall not be obligated to provide or pay for any improvement work related to the improvement of the Premises except as expressly set forth in Section 5.5 and Section 5.7, below. Attached hereto as Exhibit A-1 is a plan for the Building 2 loading dock area (the “Loading Dock”), which indicates an existing caged holding area which shall be deemed to be part of the Premises (but shall not be counted as useable square footage for the purposes of calculating the number of rentable square feet in the Premises) and available for Tenant’s exclusive use. The use of the Loading Dock by Tenant and other occupants or tenants of the Project shall be subject to the Rules and Regulations (as defined in Section 5.6, below) respecting the use of the Loading Dock.
          1.1.1 Interim Premises. Notwithstanding anything to the contrary contained herein, from the Lease Commencement Date through November 30, 2009 (the “Transition Period”), the Premises shall include the Interim Premises. On or before the last day of the Transition Period, Tenant shall vacate the Interim Premises and surrender possession of the Interim Premises to Landlord broom clean and in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, damage due to casualty or condemnation, or repairs which are specifically made the responsibility of Landlord hereunder excepted. On or before the last day of the Transition Period, Tenant shall either: (i) relocate the Furniture located in the Interim Premises on the Lease Commencement Date to the Premises (to be surrendered to Landlord at the expiration or earlier termination of the Lease) or (ii) surrender the Furniture located in the Interim Premises on the Lease Commencement Date to Landlord in the same condition and repair as on the Lease Commencement Date, reasonable wear and tear and damage by casualty excepted. The Furniture that Tenant expects to surrender to Landlord within the Interim Premises is set forth on Exhibit C-1. Tenant shall, without expense to Landlord, remove or cause to be removed from the Interim Premises all debris and rubbish, and such items of furniture (excepting the Furniture), equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Interim Premises (excluding, however, Tenant’s Alterations) and Tenant shall repair at its own expense all damage to the Interim Premises, the Building and/or Building 1 caused by such removal, on or before the expiration of the Transition Period.
     1.2 The Building and The Project. The Building is part of a complex of buildings located on the Property consisting of four (4) buildings and other improvements. The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas (as such term is defined in Section 1.3 below), (ii) the land (which is improved with landscaping, parking areas, access roads and other improvements) upon which the Building and the Common Areas are located as shown on the Project Site Plan, and (iii) the three other office buildings (including without limitation, “Building 1”, “Building 3” and “Building 4”) located adjacent to the Building and the land upon which such adjacent office buildings are located, all substantially as shown on the Project Site Plan attached hereto as Exhibit B.
     1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with Landlord and other tenants in the Project, and subject to the Rules and Regulations (as defined in Section 5.6, below), those portions of the Building and the Project which are provided, from time to time, for non-exclusive use in common by Landlord, Tenant and any other tenants of the Project (such areas, including without limitation parking areas, access roads and sidewalks on the Project, whether or not shown on the Project Site Plan, and common facilities within the Buildings, such as lobbies, corridors, stairwells, elevators and restrooms, the Conference Facilities (as defined in Section 1.3.1, below), Cafeteria (as defined in Section 1.3.2, below) and Fitness Center (as defined in Section 1.3.2, below), together with such other portions of the Project designated to Tenant in writing by Landlord to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). Landlord shall maintain and operate the Common Areas in a manner consistent with Comparable Buildings (as defined in Section 6.1). Landlord reserves the right to close temporarily or permanently, make alterations or additions to, or change the location of elements of the Project and the Common Areas, including, without limitation, the right to (a) make changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (b) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) to add additional improvements to the Common Areas; (d) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; (e) to do and perform such other acts and make such other changes in, to or with respect to the Project, Building and Common Areas as Landlord may deem to be appropriate; and (f) to remove areas from use as Common Areas; provided, however, that Landlord’s exercise of the foregoing rights shall not materially, adversely interfere with Tenant’s use and occupancy of the Premises or the Common Areas, other than and excluding the Common Areas of Building 4, any or all of which may, in Landlord’s sole discretion, be closed temporarily or permanently, or be withdrawn from Common Areas, subject only to the last two sentences of Section 1.3.2. Notwithstanding anything to the contrary in this Section 1.3, during the Lease Term no expansion of the rentable square feet of space included within the Common Areas (whether or not in connection with future development of the Project) or removal from service of rentable square feet which was not part of the Common Areas as of the Lease

Commencement Date shall result in an increase in the load factor included within the calculation of the size of the Premises for purposes of computing Tenant’s Share.
          1.3.1 Conference and Training Rooms. Subject to availability, and prior reservation in accordance with any procedures implemented by Landlord and provided in writing to Tenant and applied uniformly to all tenants, Tenant shall have the right to use the meeting and training rooms and the auditorium located in Building 4 (collectively, the “Conference Facilities”) in common with Landlord and other tenants of the Project, to the extent otherwise permitted by Landlord. The use of the Conference Facilities shall be subject to such rules and requirements as Landlord may establish and provide in writing to Tenant in accordance with Section 5.6, below, and to all other provisions of this Section 1.3. Tenant shall have the right to use the Conference Facilities without any additional charge (beyond Tenant’s Share of Operating Expenses) so long as its use does not exceed Tenant’s Share of the available days per month, with Landlord reserving the right to monitor and limit to Tenant’s Share Tenant’s utilization during normal working hours (versus other hours) or business days (versus holiday and/or weekend days), in its reasonable business judgment. In addition, Tenant may use the Conference Facilities for periods of time that exceed Tenant’s Share on a space available basis, and subject to said rules and requirements, including, without limitation, payment of a fee (“Excess Usage Fee”) for such usage based on Landlord’s then current schedule, and the other provisions of this Section 1.3.1. The foregoing shall not limit Landlord’s right to include costs of operating the Conference Facilities in Operating Expenses, subject to, and in accordance with, Section 4.2 below, or to charge Tenant for Excess Usage Fees in accordance with the provisions of this Section 1.3.1. Notwithstanding any other provision herein to the contrary, Landlord reserves the right, upon written notice to Tenant, (a) to retain a third party operator to operate the Conference Facilities, or (b) to lease the Conference Facilities to a third party, provided, however, in either such case, Landlord shall provide for the right of Tenant to rent, or otherwise use, the Conference Facilities on the same basis as set forth in this Lease.
          1.3.2 Cafeteria and Fitness Center. Tenant and its employees, contractors, visitors and consultants shall have the right to use the cafeteria (the “Cafeteria”) located in the Project so long as it is operational provided such parties shall be responsible for payment of all charges for meals and other items purchased at the cafeteria. Tenant and its employees, contractors and consultants shall have access to and the right to use the fitness center (the “Fitness Center”) located in the Project so long as it is operational provided such parties shall be responsible for payment of all charges customarily charged by Landlord (or the operator of the Fitness Center) for the use of the Fitness Center (currently Thirty Dollars ($30)) per month, not to be increased for Tenant’s employees and contractors by more than five percent (5%) per year). The use of such facilities by Tenant and/or its employees, contractors, visitors and consultants shall be subject to compliance with the other provisions of this Section 1.3. Landlord shall have the right to require that Tenant’s employees sign customary waivers of claims and comply with all safety and other procedures applicable to use of the Fitness Center. Notwithstanding any other provision herein to the contrary, Landlord reserves the right, upon written notice to Tenant, (a) to eliminate Tenant’s right to use the Cafeteria and Fitness Center if Landlord transfers or assigns its rights to use those facilities to another party and (b) to otherwise reduce, modify or terminate in whole or in part all or any such services or access to the Cafeteria or Fitness Center. Landlord shall provide not less than ninety (90) days prior written notice to Tenant if the fitness facility will be closed or materially reduced in size. If Landlord discontinues cafeteria service during the Term, Landlord shall provide an alternative fresh food (including breakfast items, sandwiches, and salads, but not hot food) and vending service (not necessarily including any seating area) at the Project sufficient to reasonably accommodate Tenant’s employees, contractors, visitors and consultants located at the Project.
     1.4 Furniture. For no additional charge, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those items of furniture situated in the Premises and the Interim Premises (the “Furniture”) and described on the inventory list attached hereto as Exhibit C (the “Inventory List”). Landlord and Tenant acknowledge that Tenant is currently using said Furniture and Tenants accepts the Furniture in its “as-is” condition, without any representation or warranty by Landlord. LANDLORD SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS AND/OR WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE FURNITURE. During the Term of this Lease, Tenant shall maintain and repair the Furniture as reasonably necessary; provided, however, that Tenant shall be entitled to remove and store and/or reconfigure the Furniture (e.g., cubicle density and design). Upon the expiration or earlier termination of this Lease (or on or before the last day of the Transition Period with respect to Furniture in the Interim Premises not being relocated to the Premises), Tenant shall surrender the Furniture to Landlord in substantially the same condition and repair as on the Lease Commencement Date, reasonable wear and tear and damage by casualty excepted; provided, however, that Tenant shall not be required to relocate the Furniture to the same location within the Premises or Interim Premises (but shall relocate the Furniture to the Premises or Interim Premises if it has been stored outside the Premises or Interim Premises) nor restore the Furniture to the configuration and design as existed on the Lease Commencement Date. Any new or replacement furniture purchased by Tenant and placed into service in the Premises during the Lease Term shall remain the personal property of Tenant and shall not be surrendered to Landlord on the expiration or earlier termination of this Lease, provided, however, that any new or replacement furniture for which Landlord’s Contribution (hereinafter defined) was applied shall constitute Furniture and shall be surrendered to Landlord on the expiration or earlier termination of this Lease in accordance with this Section 1.4. Notwithstanding the foregoing to the contrary, in the event Tenant replaces any Furniture in the Premises in connection with the Initial Installations, Tenant shall not surrender such replaced Furniture to Landlord and Tenant shall dispose of such replaced Furniture at Tenant’s sole cost and expense. After the completion of the Initial Installations Landlord and Tenant shall update the furniture inventory list in Exhibit C. If, during the Lease Term and any renewals thereof, Tenant determines that Furniture that is at least five (5) years old is at an end of life stage due to ordinary wear and tear or casualty and is not economically feasible to repair (“Obsolete Furniture”), Tenant shall so notify Landlord in writing and give Landlord the opportunity to take possession of such Obsolete Furniture. In the event that Landlord does not elect to take possession of said Obsolete Furniture, Tenant shall be allowed to dispose of said Obsolete Furniture at Tenant’s sole cost and expense and Landlord and Tenant shall update the inventory of Furniture listed on Exhibit C, provided, however, that if Tenant sells any of such Obsolete Furniture, all sales proceeds net of any usual and customary, third-party out-of-pocket costs relating to such sale shall be promptly remitted to Landlord.

     1.5 Card Key Access. As of the Lease Commencement Date, the Building has card key access separate from the system for the remainder of the Project and the access to the Building is controlled by Tenant. Landlord shall have the right, at any time after the Transition Date, to connect the common areas of the Building, including, without limitation, the entrance ways and lobby areas of the Building, to the Project-wide card key access system, Tenant’s use of which shall be subject to the Rules and Regulations (as defined in Section 5.6, below). Tenant shall have the right to maintain a card key access system for the Premises separate from the system for the remainder of the Project at Tenant’s sole cost. Except as expressly provided herein, Tenant shall not have access to those portions of the Building not comprising the Common Areas or the Premises, which shall remain subject to Landlord’s sole and exclusive control. Nothing herein shall preclude Landlord from accessing the Premises, subject to the requirements of Article 27, for purposes of undertaking maintenance or repairs or as otherwise provided in this Lease. Landlord makes no representations or warranties (AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY OF MERCHANTABILITY) regarding the suitability of any key card access system for Tenant’s particular purposes. In no event shall Landlord be responsible or liable to Tenant or its employees for any unauthorized entry upon the Premises or for any failure of the access system to prevent such entry.
ARTICLE 2
LEASE TERM
     2.1 Lease Term. The TCCs of this Lease shall be effective as of the date of this Lease as set forth in Section 1 of the Summary (the “Effective Date”). The initial term of this Lease (the “Initial Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. As used herein, “Lease Term” shall refer to the Initial Term and to any Option Term(s) which have been duly exercised.
     2.2 Option to Extend. Provided Tenant is not in default under this Lease (beyond applicable notice and cure periods) and has not been in default in the payment of recurring monthly payments of Base Rent, Tenant’s Electricity Cost and/or Tenant’s Share of the Estimated Excess (beyond applicable notice and cure periods, as set forth in Section 19.1.1, below) under this Lease more than three (3) times in the prior twelve (12) month period, at the time it exercises the option or at commencement of the applicable Option Term, Tenant shall have the right and option to extend this lease (“Option to Extend”) for two (2) additional option periods of three (3) years each (each, an “Option Term”) upon the same terms and conditions herein set forth except that the Base Rent shall be adjusted in accordance with Section 2.3 of this Lease. To exercise its Option to Extend, Tenant must give Landlord notice in writing sent so as to be received at least twelve (12) months but not more than eighteen (18) months prior to the expiration of the initial Lease Term or the then current Option Term, as applicable. At Landlord’s election, Tenant’s exercise of its Option(s) shall be void and of no effect if Tenant is in default under this Lease (beyond applicable notice and cure periods) or has been in default of any monetary obligation (beyond applicable notice and cure periods) under this Lease more than three times in the prior twelve month period on the date it exercises its Option(s) to Extend or on the expiration of the Lease Term or Option Term immediately preceding such Option Term, as applicable. Notwithstanding anything to the contrary, in no event shall Tenant be allowed to exercise an Option to Extend if Tenant has assigned the Lease to a Transferee other than pursuant to Section 14.7, below, or if the Tenant and/or its Affiliates are not in possession of at least two full floors of the Premises (free of any subleases, other than subleases pursuant to Section 14.7, below).
     2.3 Option Term Rent. For each Option Term, the annual Base Rent payable during said Option Term shall be equal to Ninety Five Percent (95%) of the annual Fair Market Rent (as hereinafter defined) of the Premises as of commencement of such Option Term (the “Option Term Lease Commencement Date”). “Fair Market Rent” shall mean the fair market annual rental value of the Premises as of the Option Term Lease Commencement Date for a term equal to the Option Term, based on comparable space in the Project, or on comparable space in Comparable Buildings, including all of Landlord’s services provided for in this Lease. The calculation of Fair Market Rent shall also be adjusted to take into account inducements (e.g. improvement allowances, rent concessions), brokerage commissions and all other relevant factors. For each Option Term, Landlord shall advise Tenant (the “Rent Notice”) of Landlord’s determination of Fair Market Rent prior to the applicable Option Term Lease Commencement Date. If Tenant disputes Landlord’s determination of Fair Market Rent, then Tenant shall give notice (a “Dispute Notice”) to Landlord of such dispute within ten (10) days after delivery of the Rent Notice, and such dispute shall be resolved by arbitration as provided in Section 2.4 below. Time is of the essence of the giving of said Dispute Notice. For each Option Term, if the Base Rent payable during such Option Term is not determined prior to the applicable Option Term Lease Commencement Date, then Tenant shall pay Base Rent in an amount equal to the Fair Market Rent for the Premises as determined by Landlord (the “Interim Rent”). Upon final determination of the Base Rent for such Option Term, Tenant shall commence paying such Base Rent as so determined, and within ten (10) days after such determination Tenant shall pay any deficiency in prior payments of Base Rent or, if the Base Rent as so determined shall be less than the Interim Rent for such Option Term, Tenant shall be entitled to a credit against the next succeeding installments of Base Rent in an amount equal to the difference between each installment of Interim Rent and the Base Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped.
     2.4 Arbitration. If Tenant disputes Landlord’s determination of Fair Market Rent pursuant to Section 2.3, such dispute shall be determined by arbitration in accordance with the then prevailing Expedited Procedures of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the Expedited Procedures shall be modified as follows:
     (1) In its Dispute Notice Tenant shall specify the name and address of the person to act as the arbitrator on Tenant’s behalf. The arbitrator shall be a commercial real estate appraiser with the M.A.I. designation from the American Institute of Real Estate Advisors, with at least ten (10) years full-time commercial real estate appraisal experience who is familiar with the Fair Market Rent of first-class office space in the Marlborough, Massachusetts area. Failure on the part of Tenant to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto and the Base Rent shall be as set forth in the Rent Notice. Within ten

(10) business days after receipt of the Dispute Notice, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator within such ten (10) business day period, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Rent for the Premises.
     (2) If two (2) arbitrators are chosen pursuant to Subsection 2.4(1), the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and shall seek to reach agreement on Fair Market Rent. If within twenty (20) business days after the second arbitrator is appointed the two arbitrators are unable to reach agreement on Fair Market Rent then the two (2) arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two (2) arbitrators pursuant to Subsection 2.4(1). If they are unable to agree upon such appointment within five (5) business days after expiration of such twenty (20) business day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) business days after expiration of the foregoing five (5) business day period, then either party, on behalf of both, may request appointment of such a qualified person by the Boston Office of the American Arbitration Association. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Subsection 2.4(3). Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.
     (3) In the event that Tenant’s and Landlord’s arbitrators cannot reach an agreement on Fair Market Rent, and therefore must appoint a third arbitrator in accordance with Subsection 2.4 (2), the Fair Market Rent shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Rent supported by the reasons therefor. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Rent, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deem appropriate and shall, within thirty (30) days after being appointed, select which of the two (2) proposed determinations most closely approximates his or her determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Rent shall constitute the decision of the third arbitrator and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of this Lease. With respect to each Option Term, promptly following receipt of the third arbitrator’s decision, the parties shall enter into an amendment to this Lease evidencing the extension of the Term for the Option Term and confirming the Base Rent for the Option Term, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination.

     (4) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.
     (5) The decision of the arbitrators, made in accordance with the above procedures, are final and binidng on the parites
ARTICLE 3
BASE RENT
Base Rent. Commencing on the Rent Commencement Date, Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever, but subject to abatement as expressly provided in Sections 6.3, 11.1 and 13.1, to the extent applicable, and subject to adjustment in accordance with Section 4.3, to the extent applicable. If any Rent payment date (including the Rent Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one (1) month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to one three hundred and sixty fifth (l/365) of the applicable annual Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.
ARTICLE 4
ADDITIONAL RENT
     4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. In addition to the foregoing obligations, Tenant shall also pay “Tenant’s Electricity Cost,” as defined in Section 4.7 of this Lease, separately from any increases in Direct Expenses. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent, provided, however, that Tenant’s obligation to pay Additional Rent shall commence upon the Lease Commencement Date and shall be payable in advance on or before the first day of each and every calendar month during the Lease Term. The obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration or earlier termination of the Lease for such period of time as is required to reconcile the Estimated Excess and Overpayment Amount of Direct Expenses pursuant to Section 4.4.1 hereof; provided, however, that any other contingent or unliquidated contractual claims of Landlord or Tenant (e.g., indemnity) shall survive the expiration or earlier termination of this Lease only for so long as any applicable statute of limitations would permit such actions under Massachusetts law. For the avoidance of doubt, Tenant shall not be responsible for any Additional Rent (other than Tenant’s Additional Rent pursuant to Section 4.8) for the Interim Premises through November 30, 2009.
     4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
          4.2.1 “Base Year” shall mean the period set forth in Section 5 of the Summary.
          4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses”.
          4.2.3 “Expense Year” shall apply only to Operating Expenses and shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Operating Expenses shall be equitably adjusted for any Expense Year involved in any such change.
          4.2.4 “Operating Expenses” shall mean, except as otherwise provided in this Section 4.2.4 or otherwise in this Lease, all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, subject to the allocation thereof as set forth in Section 4.3, below. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying utilities (excepting Tenant’s Electricity Cost), operating, repairing, maintaining, and renovating the utility, telephone, and all other systems and equipment and components thereof of the Buildings and the Project, and the cost of maintenance and service contracts in connection therewith and payments under any equipment rental agreements; (ii) the cost of all insurance carried by Landlord in connection with the Project and any deductibles; (iii) the cost of landscaping the Project, or any portion thereof; (iv) costs incurred in connection with repairs, replacements, resurfacing, and sealing of the parking areas servicing the Project; (v) actual fees and other costs including management fees (not to exceed three percent (3%) of gross receipts, or, if payable to Landlord or an affiliate of Landlord, not to exceed the lesser of three percent (3%) of gross receipts or the prevailing management fees charged by third parties for Comparable Buildings), consulting fees, legal fees and accounting fees in connection with the management, operation, maintenance and repair of the Project; (vi) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; provided, however, that wages and/or benefits attributable to personnel above the level of Project manager or Project engineer shall not be included in Operating Expenses; and provided further, if such persons are employees of Landlord or an affiliate of Landlord and also work at projects other than the Property, such costs shall be allocated based on the percentage of time spent at each project; (vii) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (viii) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, commonwealth, state or local government for fire and police protection, trash removal, community services, or other services which are not duplicative of “Tax Expenses” as that term is defined in Section 4.2.5, below; (ix) any expenses incurred in repair, restoration or other work necessitated by fire or other casualty to the extent of the deductible, and (x) any operating expenses and/or deficits from the operation of the Fitness Facility and/or Cafeteria. Parking lot expenses for resurfacing and replacement under Subsection 4.2.4(iv), above, replacement of wall and floor covering and all roof repair and resurfacing (including membrane) under Subsection 4.2.4(vii), above, and all other repairs or replacements and other costs incurred in connection with the Project that are capital in nature under generally accepted accounting principles shall be amortized (with interest at a commercially reasonable rate) over the useful life of such items (determined in accordance with Treasury Regulations) and the amortized portion and interest applicable to the respective Expense Year shall be included in Operating Expenses.
     Notwithstanding anything in this Section 4.2.4 to the contrary, for purposes of this Lease, Operating Expenses shall not, however, include the following:
     (A) marketing costs, costs of leasing commissions, renovations, attorneys’ fees and other costs and expenses incurred in connection with negotiations, disputes or litigation with present or prospective tenants or other occupants of the Project;
     (B) any expense resulting from the gross negligence or willful misconduct of Landlord, its agents, contractors or employees;
     (C) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project;
     (D) the original costs of constructing the Building and the Project, any capital additions thereto and expenses incurred in converting any Common Areas to useable square feet intended for the exclusive use of other occupants of the Project, and depreciation of any of the foregoing expenses;
     (E) expenses to the extent Landlord will be reimbursed by another source (excluding Operating Expense reimbursements by tenants), including without limitation replacement of any items covered by warranties;
     (F) costs incurred to benefit (or resulting from) a specific tenant or items and services selectively supplied to any tenant other than Tenant (e.g., excess utilities);

     (G) expenses for the defense of Landlord’s title to the Project;
     (H) expenses that are at Landlord’s sole cost under Section 7.1;
     (I) charitable or political contributions;
     (J) expenses incurred to comply with governmental regulations (including without limitation all environmental laws and the Americans with Disabilities Act), court order, decree or judgment in effect prior to the Effective Date, except to the extent any noncompliance results from Tenant’s use and occupancy of the Premises;
     (K) costs to correct any latent defects in the design, construction or equipment of the Building or the Project;
     (L) rental on ground leases or other underlying leases;
     (M) cost of the initial stock of tools and equipment for operation, repair and maintenance of the Building;
     (N) costs associated with maintaining Landlord’s existence as a corporation or other legal entity; and
     (O) all electrical charges included in Tenant’s Electricity Cost.
     Notwithstanding anything to the contrary herein contained, for purposes of computing Operating Expenses, the Controllable Operating Expenses (hereinafter defined) shall not increase by more than four percent (4%) per Expense Year on a compounding and cumulative basis over the course of the term of this Lease. In other words, the amount of Controllable Operating Expenses, as hereinafter defined, for each Expense Year during the term of this Lease which may be included in Operating Expenses shall not exceed the Controllable Expense Cap, as hereinafter defined, for such Expense Year. The “Controllable Expense Cap” for 2011 shall be one hundred four percent (104%) of the amount of Controllable Operating Expenses (as the same may be adjusted pursuant to Section 4.3) included in Operating Expenses for 2010. The “Controllable Expense Cap” for each Expense Year after 2011 shall be one hundred four (104%) percent of the Controllable Expense Cap for the immediately preceding Expense Year (as the same may be adjusted pursuant to Section 4.3). “Controllable Operating Expenses” shall be defined as any Operating Expenses which are within the reasonable control of Landlord, and shall expressly exclude, without limitation: (i) fuel, (ii) other utility costs, (iii) insurance, (iv) taxes, (v) fire safety cost increases caused by changes to fire codes, laws and regulations, (vi) snow removal and (vii) capital improvements.
          4.2.5 Taxes.
               4.2.5.1 “Tax Expenses” shall mean all federal, state, commonwealth, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, measured as if the Project were the only property owned by

Landlord, including gross receipts, service tax, value added tax or sales taxes applicable to the receipt of rent or services provided herein, and unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Tax Year (as defined in Section 4.2.5.4) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.
               4.2.5.2 Tax Expenses shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof (measured as if the Project were the only property owned by Landlord); (ii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof (measured as if the Project were the only property owned by Landlord); (iii) any assessment, tax, fee, levy or charge, upon this transaction; and (iv) the amount of any payments or other consideration (in cash or otherwise) that Landlord is required to make to any taxing authority in connection with any tax abatement agreements benefiting the Project.
               4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Tax Year such expenses are paid. Tenant’s Share of any refunds of Tax Expenses in excess of the Base Year Tax Expenses shall be credited against Tenant’s Tax Expenses and any excess shall be refunded to Tenant regardless of when received, based on the Tax Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Tax Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Tax Year. If Tax Expenses for any period during the Lease Term are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within fifteen (15) business days after receipt of Landlord’s written demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and commonwealth/state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease.
               4.2.5.4 Landlord and Tenant agree that the Base Year for the purposes of calculating Tenant’s Additional Rent liability for Tax Expenses shall be the calendar year 2010 (which shall be the sum of one-half (1/2) of the Tax Expenses for the period from July 1, 2009 through June 30, 2010 and one-half (1/2) of the Tax Expenses for the period from July 1, 2010 through June 30, 2011). Each subsequent twelve (12) month calendar year period (i.e., January 1 — December 31) during the Lease Term shall be referred to as a “Tax Year”, prorated for any partial Tax Year at the end of the Lease Term. At Landlord’s election, Tenant shall pay Tenant’s Share of any Tax Excess (as defined in Section 4.4) pursuant to Sections 4.4.1 and 4.4.2, or within fifteen (15) business days after receipt of Landlord’s written demand following the expiration or earlier termination of the Lease Term. Landlord shall provide copies of any invoices or other notices from the taxing authorities evidencing the Tax Expenses to Tenant with Landlord’s annual Statement (as defined in Section 4.4.1) or after receipt of Tenant’s written request for such documentation.
          4.2.6 “Tenant’s Share” of Operating Expenses and Tax Expenses shall mean the percentage set forth in Section 6 of the Summary, subject to adjustment as set forth in Section 4.3.
     4.3 Allocation of Direct Expenses. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) will be shared between the tenants and occupants of the Building and the tenants and occupants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses shall be determined for the Project as a whole, and Tenant shall be responsible for paying Tenant’s Share of the Direct Expenses, provided, however, Landlord in its sole discretion, may determine and allocate some or all Direct Expenses for each Building, in which case Tenant’s Share of such Direct Expenses shall be based on the percentage equal to its proportionate share of the building in question. To the extent the entire Project is not fully occupied, Landlord shall adjust the variable components of Operating Expenses for the Base Year (and at Landlord’s option, Landlord may adjust the variable components of Operating Expenses for any Expense Year if the Project is not fully occupied in such Expense Year), based on Landlord’s reasonable, good faith estimate based on historical operating expense information for the Project or other reasonable data available to Landlord, to determine the amount of Operating Expenses that would have been incurred in the Project had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year attributable to the Project. If, during the Lease Term: (a) any portion of rentable square feet of the Common Areas is converted for exclusive use by occupants of the Project other than Tenant, such that Tenant no longer has use thereof as contemplated by the terms of this Lease, the rentable square feet of the Premises shall be recalculated according to the BOMA Standard, and Base Rent for the Premises and Tenant’s Share shall be reduced accordingly as of the date such areas are no longer available for use by Tenant as contemplated by this Lease, and /or (b) additional rentable square feet of improvements which are not Common Areas are added to the Project, Tenant’s Share shall be reduced accordingly as of the date such rentable square feet are occupied by a tenant or occupant that is entitled to the exclusive use thereof. In no event shall Tenant’s Share be increased. In no event shall Landlord be entitled to collect from tenants more than one hundred percent (100%) of Direct Expenses.
     4.4 Calculation and Payment of Additional Rent. With respect to Operating Expenses, if for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Operating Expenses for such Expense Year exceeds the annualized amount of Tenant’s Share of Operating Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Sections 4.4.1 and 4.4.2, below, and as Additional Rent, an amount equal to the excess (the “OE Excess”). With respect to Tax Expenses, if for any Tax Year ending or commencing within the Lease Term, Tenant’s Share of Tax Expenses for such Tax Year exceeds the annualized amount of Tenant’s Share of Tax Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Sections 4.4.1 and 4.4.2, below, and as Additional Rent, an amount equal to the excess (the “Tax Excess”). The OE Excess plus the Tax Excess are sometimes referred to herein collectively as the “Excess.”
          4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Within one hundred fifty (150) days after the end of each applicable Expense Year, Landlord will deliver to Tenant a statement (the “Statement”), which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess, if any. Upon receipt of the Statement for each applicable Expense Year, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below. In the event the Statement shows that the amount paid by Tenant under Section 4.4.2, below, exceeded Tenant’s Share of Direct Expenses for the Expense Year in question (the “Overpayment Amount”), then Landlord shall credit the Overpayment Amount against the next due installments of Base Rent and Additional Rent; provided, however, that with respect to the final Expense Year of the Lease Term, Landlord shall pay to Tenant the Overpayment Amount, if any, on or before fifteen (15) business days after Tenant’s receipt of such Statement. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall pay such amount to Landlord within fifteen (15) business days after Tenant’s receipt of such final determination. If Tenant provides a written request to Landlord within one (1) year after receipt of the Statement provided in this Section 4.4.1, Tenant shall be entitled, during reasonable business hours, to review Landlord’s books and records on which Landlord has calculated all Direct Expenses and shall promptly thereafter provide its written analysis of Direct Expenses to Landlord. If Tenant’s review discloses any overpayment by Tenant, Landlord shall refund such amounts within fifteen (15) business days after receipt of Tenant’s calculations; if Tenant’s review discloses any underpayment by Tenant, Tenant shall pay such amounts at the time it provides its calculations to Landlord. Tenant’s audit shall be conducted by either Tenant or a certified public accountant. Tenant’s audit may not be conducted by an individual or entity that is retained by Tenant primarily on a contingent fee basis, other than PricewaterhouseCoopers, Deloitte & Touche, Ernst & Young, or KPMG. The results of the audit shall be kept confidential by Tenant and shall remain a private matter between Landlord and Tenant. Any dispute between Landlord and Tenant concerning any item of Direct Expenses shall not relieve Tenant of liability for payment of all other Excess amounts of Direct Expenses. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease.
          4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall cause to be delivered from time to time, at least annually, an expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the “Estimated Excess”) as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, over the amount of Direct Expenses for the Base Year. The failure of Landlord to furnish an Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary in Landlord’s reasonable business judgment. Upon receipt of any Estimate Statement, Tenant shall pay, with its next installment of Base Rent due, the monthly amount of the Estimated Excess for the then-current Expense Year indicated on the Estimate Statement. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall continue to pay monthly, with the monthly Base Rent installments, the monthly amount of the Estimated Excess set forth in any previous Estimate Statement delivered by Landlord to Tenant.
     4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.
          4.5.1 Tenant shall be liable for and shall pay before delinquency taxes levied against Tenant’s equipment, furniture, fixtures and any other personal properly located in or about the Premises (including without limitation taxes levied against the Furniture, if any). If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays any properly assessed taxes based upon such increased assessment, which Landlord shall have the right to do upon fifteen (15) business days prior written notice to Tenant, including reasonably satisfactory backup documentation evidencing such expenses, Tenant shall upon fifteen (15) business days notice to Tenant repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.
          4.5.2 If the Alterations in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s standard tenant improvements in other space in the Building leased to or offered to lease to other tenants, which improvements are substantially similar to those in the Premises as of the Lease Commencement Date (the “Building Standard”), are assessed (as reasonably determined by Landlord), then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above. Landlord shall reciprocally enforce this provision against other tenants in the Project.
     4.6 Landlord’s Books and Records. Subject to Tenant’s right to review as provided in Section 4.4.1, Landlord’s books and records evidencing Operating Expenses will be conclusive absent manifest error.
     4.7 Tenant’s Electricity Cost. The Landlord has installed a meter or meters to measure the consumption of electricity by the Tenant on the third, fourth and fifth floors of the Premises. Tenant shall from and after the Lease Commencement Date pay to Landlord, as

Additional Rent, on demand from time to time, but not more frequently than monthly, for its consumption of electricity on the third, fourth and fifth floors of the Premises one hundred percent (100%) of such electrical costs (“Tenant’s Upper Floor Electricity Costs”). With respect to the portion of the Premises located on the second floor, Landlord has installed a meter or meters to measure the consumption of electricity by all of the tenants (including Tenant) on the second floor. Tenant shall from and after the Lease Commencement Date pay to Landlord, as additional rent, on demand from time to time, but not more frequently than monthly, for its consumption of electricity relating to the second floor, a sum equal to its pro rata share of such electrical costs as reasonably estimated by Landlord, which pro rata share shall be based on a ratio, the numerator of which is the area of the Premises located on the second floor and the denominator of which is the aggregate area then occupied by tenants on the second floor or other reasonable estimate by Landlord such that Tenant is paying its full share of electricity costs for its occupancy of the second floor (“Tenant’s Second Floor Electricity Costs” and together with Tenant’s Upper Floor Electricity Costs, “Tenant’s Electricity Costs”). The rate to be paid by Tenant for electricity shall include the costs incurred by Landlord in maintaining or replacing electrical meters or submeters, and any taxes or other charges imposed on the Landlord in connection with the sale, furnishing or redistribution of electricity. Notwithstanding the foregoing, if tenant(s) on the second floor have elevated electricity needs beyond that commonly associated with “office space,” Landlord will separately meter Tenant’s second floor electrical usage and thereafter charge Tenant for its electrical use as measured by such meter(s). Tenant’s Electricity Cost shall only include all electricity used by Tenant for lights, light fixtures and electrical usage for Tenant’s labs (other than heating and cooling the Lab Areas which is covered by Section 4.7.2 below), personal property and equipment in the Premises.
          4.7.1 Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the right to separately meter (or install a sub-meter or check meter for) any portion of the Premises and/or for certain systems or equipment in the Building, at Landlord’s sole cost, any time during the Lease Term and thereafter charge Tenant for its electrical use as measured by such meter(s).
          4.7.2 Landlord has installed meters (direct, submeters or checkmeters) which enable Landlord to measure the electricity usage for the air handlers and chillers which service the Lab Areas (as defined in Section 6.1.1, below) of the Premises. In addition to Tenant’s Electricity Cost, Tenant shall pay to Landlord, as Additional Rent, seventy percent (70%) of the electrical expenses attributable to the chillers and air handlers which service the Lab Areas within the Premises (currently seventy percent (70%) but subject to change in connection with the contemplated reduction in Lab Areas pursuant to the Initial Installations, in which case it will be readjusted pursuant to Section 5.7(d)) and such costs shall not be included in the calculation of Operating Expenses.
     4.8 Additional Rent for Interim Premises. Notwithstanding anything to the contrary contained herein, in addition to all other sums payable pursuant to this Lease, commencing on the Lease Commencement Date and continuing until such time as Tenant has vacated the Interim Premises in accordance with the provisions of Section 1.1.1, above, Tenant shall pay to Landlord on demand from time to time, but not more frequently than monthly, as Additional Rent, the sum Landlord reasonably estimates for electricity used by Tenant for lights, light fixtures, electrical usage for Tenant’s personal property and equipment and Lab Areas.

ARTICLE 5
USE OF PREMISES
     5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary, and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.
     5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any commonwealth or state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail, restaurant or bar uses; (vi) commercial broadcast radio or television stations; (vii) marketing or call center if it would increase the parking requirements for the Premises beyond the parking spaces allotted pursuant to Section 9 of the Summary of Basic Lease Information; (viii) collection agency; (ix) warehouse, other than for storage incidental to a business operation conducted on the Premises; (x) music hall, cinema, theatre, auditorium, or other similar place of public entertainment or general assembly; (xi) health/exercise spa or club or sporting event or other sports facility; (xii) assembly or manufacturing operation which creates excessive noise or vibration; (xiii) factory; (xiv) off-track betting club or facility; (xv) church or other house of worship; (xvi) storage of explosives; or (xvii) funeral parlor. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations (as defined in Section 5.6, below), or in violation of the laws of the United States of America, the Commonwealth of Massachusetts, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to Hazardous Materials as defined in Section 29.31.1 below. Tenant shall not do or permit anything to be done in or about the Premises which will in any material way interfere with the rights, safety and quiet enjoyment of other tenants or occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.
     5.3 CC&Rs. Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project to the extent they apply to the Premises or the Common Areas. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the “CC&Rs”), to the extent that Landlord, in its reasonable discretion, deems reasonably necessary or appropriate, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs to the extent they apply to the Premises or the Common Areas; provided, however, that this Lease shall only be subordinate to any future CC&Rs if such CC&Rs do not materially interfere with Tenant’s use and occupancy of the Premises and Common Areas.

     5.4 Condition of Premises. Landlord shall deliver the Premises (including, but not limited to HVAC (as hereinafter defined), electrical, plumbing, sewer and other Building systems, and the exterior walls, roof, parking area, landscaping and walkways) to Tenant on the Lease Commencement Date in their “AS IS” condition and Tenant shall accept the Premises in their “AS IS” condition. Tenant acknowledges that Tenant, not Landlord was responsible for the construction of the Project and that Tenant has continuously occupied the Premises as a Tenant since November 26, 2002, and Landlord makes no representation or warranty, and specifically disclaims any representation or warranty concerning the following: (a) whether the Project was constructed in compliance with all Applicable Laws (as defined in Article 24), and whether any written notice of noncompliance with Applicable Laws concerning the Project was issued by any governmental authorities prior to the Lease Commencement Date; (b) whether the Project and the Premises are free of Hazardous Materials (as defined in Section 29.31) that are required to be reported to governmental authorities under Applicable Laws, or which would be in violation of any Applicable Laws; and (c) whether the Building’s electrical, plumbing, heating and ventilation systems are of a type, design, quality and capacity as commensurate with Comparable Buildings (as defined in Section 6.1), and whether they are in good working condition and repair as of the Lease Commencement Date. Other than as expressly set forth in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the present or future suitability of any part of the Premises for the conduct of Tenant’s business or the uses proposed by Tenant. Tenant hereby accepts the Premises, the Building, and all improvements thereon, in their existing condition, subject to all applicable zoning, municipal, county and state (commonwealth) laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject to all of the foregoing and to all matters disclosed in this Lease. Notwithstanding the foregoing, Landlord shall be responsible for repairing or replacing, as necessary, any latent or other defect or change of condition in the Premises or the Project which materially and adversely affects Tenant’s use or occupancy of the Premises; provided, however, the Rent hereunder shall in no case be withheld or diminished because of any such latent or other defect, any change in the condition thereof or the existence with respect thereto of any violations of Applicable Laws. Tenant shall have no right to any abatement of Rent except as expressly provided in Sections 6.3, 11.1 and 13.1.
     5.5 Demising Plan. The Premises are shown on the space plan attached hereto as Exhibit A and hereby made a part hereof. Within one hundred twenty (120) days after the Lease Commencement Date, subject to force majeure, Landlord, at its sole cost, shall: (A) replace the counter tops with new “building standard” laminate quality counter tops in each of the six (6) bathrooms located on the third, fourth and fifth floors (if Tenant requests a higher quality counter top than “building standard” laminate quality, Landlord will install such higher quality counter tops provided that Tenant agrees to pay to Landlord prior to Landlord purchasing and installing such counter tops the difference in cost between the quality of counter top requested by Tenant and the “building standard” laminate quality); and (B) construct an exterior walkway and lighting in accordance with applicable building codes for the fire egress located on the southeast side of the Building. Subject to Section 5.7, Tenant shall pay its costs associated with the installation of Tenant’s network and other cabling, telecommunications infrastructure, and all of its moving costs incurred in connection with Tenant’s occupancy of the Premises. Any work to be performed by Tenant in connection with Tenant’s initial occupancy (i.e., occupancy beginning on the Lease Commencement Date) of the Premises or to be performed in connection with Tenant’s contemplated initial redesign of the Premises shall be hereinafter referred to as the “Initial Installations.” All Initial Installations shall be considered to be “Alterations” and shall be performed in accordance with Article 8.
     5.6 Rules and Regulations. Tenant shall comply with Landlord’s rules and regulations respecting the management, care, use and safety of the Premises, Building and Project, including without limitation, parking areas, landscaped areas, walkways, elevators, loading docks, hallways and other Common Areas and facilities provided for the common use and convenience of tenants. Such rules and regulations are attached hereto as Exhibit D and may be amended from time to time at Landlord’s reasonable discretion, upon written notice to Tenant (as amended from time to time, the “Rules and Regulations”). Landlord agrees that any enforcement of the Rules and Regulations shall be done in a reasonable, uniform and non-discriminatory manner.
     5.7 Landlord’s Contribution. (a) Landlord shall pay to Tenant an amount not to exceed Landlord’s Contribution toward the cost of the Initial Installations, provided that as of the date on which Landlord is required to make payment thereof pursuant to Section 5.7(b): (i) this Lease is in full force and effect, and (ii) no Event of Default then exists. Tenant shall pay all costs of the Initial Installations in excess of Landlord’s Contribution. Landlord’s Contribution shall be payable solely on account of hard and soft costs associated with the development, design, construction, installation and construction management of the Initial Improvements and move coordination, including any reconfiguration of the existing Furniture, as such costs are identified by Tenant with the reasonable approval of Landlord; provided, however, up to but not more than fifty percent (50%) of the Landlord’s Contribution may be applied against the purchase of new furniture, fixtures, equipment and signage for the Premises. Upon the occurrence of the date which is twelve (12) months after the Lease Commencement Date, any amount of Landlord’s Contribution which has not been previously disbursed shall be retained by Landlord and Tenant shall have no further right or claim thereto. Any new furniture purchased by Tenant for which Landlord’s Contribution is applied shall constitute Furniture and shall be and become the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease in accordance with Section 1.4 of this Lease.
     (b) Landlord shall make progress payments on account of Landlord’s Contribution to Tenant on a periodic basis for completed work, but no more than once per calendar month, upon requisition therefore by Tenant. Provided that Tenant delivers requisitions to Landlord on or prior to the tenth day of any month, such progress payments shall be made within thirty (30) days following the delivery to Landlord of requisitions therefor. Any requisitions made following the tenth day of any month shall be paid no later than the last day of the month following the month in which such requisitions are made. Each requisition shall be executed by a corporate officer or an authorized representative of Tenant, and shall be accompanied by: (i) copies of paid invoices covering the Initial Installations that are the subject of the requisition, (ii) a certification from Tenant’s architect stating that (A) the Initial Installations described on such invoices have been completed in accordance with the plans and specifications approved by Landlord, (B) such work has been paid in full by Tenant, and (C) all contractors, subcontractors and material suppliers have delivered to Tenant waivers of lien with respect to such work (copies of which shall be included with such architect’s certification), (iii) proof of the satisfactory completion of all required inspections and the issuance of a certificate of occupancy and all other required approvals and sign-offs by Governmental Authorities, as applicable, with respect to the Initial Installations covered by said requisition, (iv) final “as-built” plans and specifications for the Initial Installations covered by the requisition as required pursuant to Section 8.2, (v) final lien waivers from all contractors, subcontractors and material suppliers covering the Initial Installations that are the subject of the requisition, and (vi) such other documents and information as Landlord may reasonably request, including title drawdowns and endorsements. The aggregate amount of the periodic distributions of Landlord’s Contribution shall in no event exceed Landlord’s Contribution. The right to receive Landlord’s Contribution is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or other person or entity.
     (c) Landlord and Tenant acknowledge that the Initial Installations will involve a redesign of the HVAC system for the Premises for office use. Landlord has engaged KMB Group, a third party engineer, to evaluate Tenant’s HVAC requirements based on the information that Tenant has provided to Landlord regarding Tenant’s Initial Installations. KMB has provided a scope of work (the “KMB Scope of Work”) to establish fourteen (14) new HVAC zones to provide heating and cooling to the Premises upon conversion of lab space to office space (the “HVAC Work”). Notwithstanding anything to the contrary set forth in this Section 5.7, Landlord will pay for the cost of the HVAC Work in addition to Landlord’s Contribution provided that the scope of the work does not change from the KMB Scope of Work. Tenant shall perform the HVAC Work in accordance with KMB Work Scope and agrees to use reasonable efforts to control the costs of the HVAC Work so as to minimize the amount that Landlord will be required to pay on account of such HVAC Work. Tenant’s obligation to use reasonable efforts shall be satisfied by (a) Tenant choosing a contractor for such HVAC Work based on competitive bids from at least three (3) contractors approved by the Landlord, which approval shall not be unreasonably withheld or delayed; and (b) Tenant utilizing the same measures for cost control during performance of the HVAC Work as Tenant uses during performance of the Initial Installations. Tenant agrees to consult with Landlord contemporaneously with Tenant’s review of contractor bids, bid tabulation, awards and contractor contract negotiations for the HVAC Work. In addition, the HVAC Work shall be performed on a so-called “open book” basis such that the Landlord will have the right to inspect the bid tabulation.
     (d) Landlord and Tenant acknowledge that the Initial Installations will involve a conversion of certain of the Lab Areas to office space. Based upon Tenant’s design of the Premises, if the current air handler and chiller system is able to provide sufficient cooling for the remaining lab areas in an efficient and cost-effective manner, Landlord and Tenant will work together to establish a new allocation of the electricity expenses attributable to the chillers and air handlers which service the remaining lab areas within the Premises from that set forth in Section 4.7.2 of this Lease. Tenant agrees to hire a certified HVAC engineer approved by Landlord (such approval not to be unreasonably withheld or delayed), at Tenant’s sole cost and expense, to review Tenant’s final configuration plans for the Premises in order to determine and certify whether the existing air handler and chiller system is able to provide sufficient cooling for the remaining lab areas in an efficient and cost effective manner. If the engineer is unable to certify that the current air handler and chiller system can provide sufficient cooling for the remaining lab areas in an efficient and cost-effective manner, then Tenant shall replace the air handler and chiller system and Tenant shall be responsible as part of the Initial Installations, at

Tenant’s sole cost and expense, subject to the provisions of Section 5.7(a), for installing a cooling and ventilation system(s) for the remaining lab areas and installing a submeter or checkmeter for such system(s) to enable Landlord to measure the electricity usage for such system(s) so that Landlord can bill to Tenant one hundred percent (100%) of the electrical expenses attributable to such new system(s). Tenant shall have the option, at its sole cost and expense and in accordance with Article 8 of this Lease, of removing and disposing of all or part of the current air handler and chiller system and using the existing footings, plumbing and electrical connections of the current air handler and chiller system for the successor system(s).
ARTICLE 6
SERVICES AND UTILITIES
     6.1 Standard Tenant Services. Landlord shall maintain and operate the Building in a manner consistent with other Comparable Buildings (as defined below), and provide ingress and egress control services to the Building in a first-class manner consistent with the Comparable Buildings, shall keep the Building Structure and Building Systems in first-class condition and repair consistent with the Comparable Buildings, and all of such expenses shall be included in Operating Expenses. (As used in this Lease, the term “Comparable Buildings” means buildings which are comparable to the Building in terms of age, quality of construction, level of service and amenities, size and appearance and located in a comparable geographical area, as reasonably determined by Landlord.) During the Lease Term, Landlord shall provide the following services:
          6.1.1 Subject to limitations imposed by all governmental rules, regulations guidelines applicable thereto, (a) from Monday through Friday from 8 a.m. to 6 p.m. (but excluding Holidays, as defined below) (such dates and times herein called “Building Hours”), Landlord shall provide heating and air conditioning (“HVAC”) to the office portion of the Premises, and (b) subject to the provisions of Sections 4.7.2 and 7.1, Landlord shall provide continuous HVAC to the “Lab Areas” designated on Exhibit A. Tenant may request and Landlord shall provide HVAC service at times other than during Building Hours at the rate of Fifty Dollars ($50) per hour, with a minimum charge of One Hundred Dollars ($100); provided, however, that Tenant shall only be charged for after hours HVAC actually requested by Tenant. Landlord reserves the right reasonably to increase the cost for after hours air conditioning in accordance with increases in Comparable Buildings, not to exceed the increase in actual costs, including, without limitation, utility costs and depreciation for equipment.
          6.1.2 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Common Areas within the Building.
          6.1.3 On weekdays during the Lease Term, Landlord shall provide janitorial services to the Premises, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with Comparable Buildings.
          6.1.4 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service for all elevators in the Building during Building Hours and, subject to closures for routine maintenance or repair, shall have one (1) elevator available at all other times to provide service to the Premises; provided, however, Landlord shall use reasonable efforts to schedule the timing of such routine maintenance or repair, and shall otherwise use commercially reasonable efforts to minimize any interference with Tenant’s Permitted Use and enjoyment of the Premises.
          6.1.5 Landlord shall provide electricity for lights and electrical outlets within the Premises, subject to Tenant’s obligation to pay Tenant’s Electricity Charge.
     For the purposes of this Lease the term “Holiday” shall mean and refer to New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, day after Thanksgiving Day and Christmas Day.
     6.2 Requirements of Tenant. At all times during the Lease Term, Tenant shall cooperate with Landlord and abide by all regulations and requirements that Landlord may reasonably prescribe and provide to Tenant in writing for the proper functioning and protection of the Building HVAC, electrical, mechanical and plumbing systems.
     6.3 Interruption of Use. Except as expressly provided herein, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that (i) the Premises are not thereby rendered untenantable, and (ii) the same does not materially adversely interfere with Tenant’s Permitted Use of the Premises. Notwithstanding the foregoing, in the event any utility services or other services provided to or appurtenant to the Premises are interrupted for a period of more than three (3) consecutive business days, and such interruption (a) prevents Tenant from operating in the Premises for its Permitted Use, and (b) is caused solely by the negligent act or omission or willful misconduct of Landlord, its employees, agents and contractors with respect to any facilities or equipment located on the Project and used in providing such utilities to the Premises, then Tenant shall be entitled to an abatement of Rent for each day such interruption continues beyond the initial period of three (3) consecutive business days.

ARTICLE 7
REPAIRS
     7.1 Landlord’s Obligations. Landlord shall maintain, repair and replace as necessary the structural portions of the Building, including the foundation, floor/ceiling slabs, roof structure, exterior walls, columns, beams and shafts (including elevator shafts) (collectively, “Building Structure”) at its sole cost and expense. Landlord shall also maintain, repair and replace as necessary the parking areas, sidewalks and access roads (including snow and ice removal), landscaping, fountains, waterfalls, exterior Project signage, exterior glass and mullions, stairs and stairwells, elevator cabs and equipment, plazas, art work, sculptures, men’s and women’s washrooms, Building mechanical, electrical and telephone closets, and all common and public areas and the Building security, mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems (collectively, the “Building Systems”) and all other Common Areas within the Project, and the cost of such maintenance and repair shall be included in Operating Expenses. In addition, as requested by Tenant and as Landlord reasonably deems necessary, Landlord shall maintain, repair and replace all damaged, broken, or worn fixtures, floor covering, mechanical and electrical systems and appurtenances (including without limitation light fixtures, light bulbs and fans) within the Premises (subject to the provisions of Article 27 regarding Landlord’s access to the Premises), excepting any Alterations (as defined in Article 8) or personal property within the Premises, and excluding damage caused by Tenant (other than ordinary wear and tear and damage covered by insurance, to the extent of such coverage) and shall include the costs thereof in Operating Expenses. Landlord shall undertake reasonable efforts to perform all maintenance, repairs and replacements pursuant to this Section 7.1 promptly after Landlord learns of the need for such maintenance, repairs and replacements, but in any event within thirty (30) days after Tenant provides written notice to Landlord of the need for such maintenance, repairs and replacements; provided, however, that in cases of “Emergency” (i.e., circumstances which, if not addressed promptly, could result in material damage to persons and property, and/or damage or destruction to or of a structural component or any electrical, plumbing, mechanical or telecommunications systems in or providing service to the Building which materially impairs Tenant’s ability to utilize the Premises as intended for more than twenty-four (24) consecutive hours or more than twenty-four (24) hours within any five (5) day period), Landlord shall perform any maintenance, repairs and replacements as soon as reasonably practicable after it learns of the need for such maintenance, repairs and replacements.
     Notwithstanding anything herein to the contrary, subject to Section 5.7(d), Tenant shall reimburse Landlord as Additional Rent, within thirty (30) days after receipt of Landlord’s invoice, for seventy percent (70%) of all costs paid to third parties associated with the repair, maintenance and replacement of the air handlers and chillers which service the Lab Areas (as defined in Section 6.1.1, above) of the Premises and such costs shall thereafter not be included in the calculation of Operating Expenses. Notwithstanding the foregoing, with respect to all costs for replacements of the air handlers and chillers (or components thereof) which service the Lab Area that are capital in nature under generally accepted accounting principles, at Tenant’s option, to be exercised within thirty (30) days after receipt of Landlord’s first invoice for such costs, in lieu of reimbursing Landlord within thirty (30) days, such costs shall be amortized (with interest at ten percent (10%) per annum) over the lesser of (i) the remaining Term of the Lease, or (ii) the useful life of the item being replaced, and Tenant shall pay Landlord, as Additional Rent, on a monthly basis, the amortized portion and interest applicable thereto.
     In the event that Tenant is dissatisfied with the quality or cost of repairs, maintenance and/or replacement of the air handlers and chillers which service the Lab Areas, then upon thirty (30) days advance written notice to Landlord, Tenant may elect to repair, maintain and replace said air handlers and chillers, in which case, Tenant shall provide Landlord with a copy of any maintenance contract(s), and all invoices, receipts, statements, guaranties and warranties for such repair, maintenance or replacement, and Landlord shall reimburse Tenant, within thirty (30) days after receipt of Tenant’s invoice for thirty percent (30%) of all costs paid to third parties associated with the repair, maintenance and replacement of said air handlers and chillers, provided that the cost to Landlord shall in no event exceed the amount which would have been payable by Landlord if Landlord had retained responsibility for such work.
     Notwithstanding anything to the contrary set forth in this Section 7.1, in the event that Tenant installs a new cooling and ventilation system(s) for the reconfigured lab areas pursuant to Section 5.7(d), Tenant shall be required to maintain, repair and replace said cooling and ventilation system(s), at Tenant’s sole cost and expense. Provided, that Tenant has properly maintained and repaired the cooling and ventilation system(s) in good order and repair during the Lease Term (including any extensions thereof), Tenant shall have no obligation to remove said cooling and ventilation system(s) at the termination or earlier expiration of the Lease.
     7.2 Tenant’s Obligations. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair any damage to the Building Structure and/or the Building Systems to the extent caused due to Tenant’s use of the Premises for other than its Permitted Use, unless and to the extent such damage is covered by insurance carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable. Tenant shall, at Tenant’s own expense, pursuant to the TCCs of this Lease, including without limitation Article 8 hereof, maintain the Furniture and all Alterations and other personal property of Tenant within the Premises in good order, repair and condition at all times during the Lease Term. Tenant hereby waives any and all rights to terminate this Lease, complete repairs, and offset the rent as may be provided under the laws of the Commonwealth of Massachusetts, now or hereafter in effect.
ARTICLE 8
ADDITIONS AND ALTERATIONS
     8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises which affect the Building Structure, Building Systems or exterior appearance of the Building (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which materially or adversely affects the Building Structure, Building Systems or exterior appearance of the Building. Tenant shall have the right to make interior modifications to the Premises without Landlord’s consent provided that such alterations do not materially or adversely affect the mechanical, electrical, plumbing or structural systems in the Building, and provided further that Tenant shall give Landlord notice of such modifications at least ten (10) days prior to the commencement of such modifications.
     8.2 Manner of Construction. Tenant shall utilize only competent contractors, subcontractors, materials, mechanics and materialmen reasonably approved by Landlord for the construction of any Alterations, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant shall be entitled to use its employees to make Alterations which do not affect the mechanical or structural portions of the Premises or the Building Structure so long as Tenant complies with all other provisions of this Article 8. Upon Landlord’s request (unless Landlord waived, at the time of Landlord’s approval of any Alterations pursuant to the provisions of Section 8.5, below, its right to make such request), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease. If such Alterations will involve the use of or disturb Hazardous Materials or substances existing in the Premises, Tenant shall comply with Landlord’s rules and regulations concerning, and all Applicable Laws pertaining to, Hazardous Materials or substances with respect to such Alterations. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, commonwealth, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Marlborough, and in conformance with Landlord’s construction rules and regulations, if any, provided to Tenant in writing prior to construction of such Alterations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the Building Structure, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Building, the Project or any portion thereof, by any other tenant of the Building or the Project, and so as not to obstruct the business of Landlord or other tenants in the Building or Project. Tenant shall not use (and promptly after notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of the Initial Installations or any Alterations which affect the Building Systems and Building Structures, Tenant agrees to cause such notices as may be necessary to evidence completion of any work undertaken by Tenant to be recorded in the office of the Recorder of the County of Middlesex in accordance with the laws of the Commonwealth of Massachusetts or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.
     8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall comply with all Applicable Laws relating to final lien releases and waivers in connection with Tenant’s payment for work to contractors. Whether or not Tenant orders any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable out-of-pocket costs and expenses reasonably incurred in connection with Landlord’s review of any Alterations (other than the Initial Installations), not to exceed One Thousand Dollars ($1,000).
     8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably related to the value of such Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.
     8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances other than Tenant’s trade fixtures and equipment which may be installed or placed in or about the Premises, from time to time, shall be and become the property of Landlord upon the expiration of this Lease, subject to the requirements of Section 8.2 and Landlord’s right to require Tenant to remove such items as provided in this Section 8.5. Upon the expiration or earlier termination of this Lease, Tenant may remove any equipment or fixtures installed by Tenant, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to Building Standard condition. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations in the Premises and to repair any damage to the Premises and Building caused by such removal (reasonable wear and tear excepted) and return the affected portion of the Premises to Building Standard condition; provided, however, if, in connection with its request for Landlord’s approval for particular Alterations, (1) Tenant requests Landlord’s decision with regard to the removal of such Alterations, and (2) Landlord thereafter agrees in writing to waive the removal requirement when approving such Alterations, then Tenant shall not be required to so remove such Alterations; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, in its approval of any Alterations, fails to address the removal requirement with regard to such Alterations, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Alterations. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations in the Premises and return the affected portion of the Premises to Building Standard condition, then, after written notice and a reasonable period in which to complete such removal and repairs, Landlord may do so and may charge the cost thereof to Tenant, and Tenant shall reimburse Landlord for such costs within ten (10) days after receipt of Landlord’s invoice therefore. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the Tenant’s installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease for one (1) year following such expiration or earlier termination. At all times during the Term of this Lease, Tenant shall be entitled to remove, and Landlord shall have no interest in, Tenant’s trade fixtures, equipment and other personal property in the Premises.

ARTICLE 9
COVENANT AGAINST LIENS
     Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant by agents other than Landlord or agents working at the request and under direction of Landlord, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) business days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.
ARTICLE 10
INSURANCE
     10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent such damage results from the negligent acts or omissions or willful misconduct of Landlord, its agents, employees and contractors or from Landlord’s failure to perform its obligations under this Lease, and in such event, only to the extent not covered by Tenant’s insurance required to be carried hereunder. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in the Premises, and to the extent arising from the negligent act or omission of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project, either prior to, during, or after the expiration or earlier termination of the Lease, except to the extent such damage results from the negligent acts or omissions or willful misconduct of Landlord, its agents, employees and contractors or from Landlord’s failure to perform its obligations under this Lease, and in such event, only to the extent not covered by Landlord’s insurance required to be carried hereunder. Landlord shall indemnify, defend, protect, and hold harmless Tenant and its officers, agents, employees and contractors from any and all loss, cost damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) to the extent arising from the negligent acts or omissions or willful misconduct of Landlord, its agents, employees and contractors in, on or about the Project, either prior to, during, or after the expiration or earlier termination of the Lease except to the extent such damage results from the negligent acts or omissions or willful misconduct of Tenant, its agents, employees and contractors or from Tenant’s failure to perform its obligations under this Lease, and in such event, only to the extent not covered by Landlord’s insurance required to be carried hereunder. Further, Landlord’s and Tenant’s agreements to indemnify pursuant to this Section 10.1 are not intended and shall not relieve any insurance carrier of its obligations, to the extent such policies cover the matters subject to the foregoing indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.
     10.2 Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises to the extent such requirements are provided by Landlord to Tenant in writing. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase within fifteen (15) business days after receipt of Landlord’s written demand; provided, however, that Landlord shall provide reasonably sufficient documentation or other evidence to Tenant that its use and occupancy of the Premises caused such increase in connection with any demand for payment. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.
     10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.
          10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including the equivalent of the coverage provided by a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and	$5,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence
$5,000,000 annual aggregate

          10.3.2 Physical Damage Insurance covering any Alterations made to the Premises in accordance with Article 8 of this Lease and property insurance covering the Furniture and Tenant’s personal property, trade fixtures and equipment in the Premises at one hundred percent (100%) replacement cost. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.
          10.3.3 Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable commonwealth, state and local statutes and regulations.
     10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Tenant’s liability insurance shall (i) name Landlord, Landlord’s lender and Landlord’s managing agent, if any, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VII in Best’s Insurance Guide and licensed to do business in the Commonwealth of Massachusetts; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (v) provide that Tenant’s insurance carrier shall endeavor to give Landlord ten (10) days’ written notice prior to such insurance being canceled or coverage reduced. Tenant shall deliver evidence of such coverage to Landlord on or before the Lease Commencement Date and at the time of any renewal thereof. In the event Tenant shall fail to procure such insurance, or to deliver such evidence, including a certificate of insurance, Landlord may, at its option, if Tenant fails to provide evidence of such insurance within five (5) business days after notice from Landlord, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) business days after delivery to Tenant of bills therefor.
     10.5 Subrogation. Landlord and Tenant shall cause their insurers to waive all rights of subrogation in their respective insurance policies during the Lease Term. The parties agree that their respective insurance policies, which include a waiver of subrogation provision, shall not affect the right of the insured to recover thereunder, and no additional premium is charged therefor.
     10.6 Landlord’s Insurance. Landlord shall insure the Building (including the Building Structure and Building Systems), the Furniture and the Project during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage at the full replacement cost of the Buildings and other improvements which constitute the Project (excluding footings and foundations). Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine, consistent with the practices of landlords of Comparable Buildings, with a deductible not to exceed Two Hundred and Fifty Thousand Dollars ($250,000) per occurrence. Additionally, at the sole option of Landlord, such insurance coverage may include the risk of flood damage and additional hazards, a rental loss endorsement and one (1) or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Landlord shall maintain a Commercial General Liability Insurance policy covering the insured against claims of bodily injury and personal injury, for limits of liability not initially less than $5,000,000 each occurrence and $5,000,000 annual aggregate for each of bodily injury and personal injury.
ARTICLE 11
DAMAGE AND DESTRUCTION
     11.1 Repair of Damage by Landlord. Tenant shall promptly notify Landlord of any damage to, or affecting, the Premises resulting from fire or any other casualty. If the Premises, the Building or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other delays due to Force Majeure, and subject to all other TCCs of this Article 11, restore the Premises, the Building and such Common Areas. Such restoration shall be to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other laws, provided that access to the Premises and any common restrooms serving the Premises and Tenant’s use of the Premises shall not be materially impaired. Within sixty (60) days after the occurrence of such fire or other casualty, Landlord shall provide Tenant with a statement setting forth the time within which Landlord expects such restoration to be substantially completed. Upon the occurrence of any damage to the Furniture, Landlord shall replace the Furniture to the extent of such insurance proceeds or, if this Lease is terminated as a result of such casualty, Landlord shall retain such proceeds. Upon notice to Tenant from Landlord, and provided this Lease has not terminated as provided in this Article 11, Tenant shall proceed to restore and repair any injury or damage to any Alterations which have been completed or installed by or on behalf of Tenant in the Premises after the Lease Commencement Date and which will be retained by Landlord upon the expiration or earlier termination of this Lease. Tenant shall restore such Alterations to substantially the same condition as existed immediately prior to the casualty, but Tenant shall otherwise have no obligation to restore any other Alterations, equipment or trade fixtures within the Premises. Prior to the commencement of any restoration work in the Premises, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall approve such plans and specifications and Tenant’s contractors to be used for such work pursuant to the provisions of Article 8. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Tenant is unable to operate its business in the Premises (measured by the proportion of square feet of the Premises in which Tenant is unable to operate as compared to the total size of the Premises, and continuing until such time as such areas are restored substantially to their condition prior to the casualty), regardless of whether Landlord is reimbursed from the proceeds of rental interruption insurance purchased or required to be purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the negligence or intentional misconduct of Tenant, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand).
     11.2 Landlord’s Option to Repair. Notwithstanding the TCCs of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease (or the applicable portion thereof), by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, if one (1) or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within twelve (12) months after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums) (provided, however, if the repair of Building 2 can be completed within twelve (12) months, Landlord may not terminate this Lease merely because the repair of other portions of the Project cannot be completed within said period) ; (ii) the damage is not fully covered by Landlord’s insurance policies (except with regard to any applicable deductibles); (iii) the damage occurs during the last twelve (12) months of the Lease Term; or (iv) Landlord’s mortgagee does not permit the insurance proceeds to be applied to the rebuilding or repair of the Building or Project. If Landlord delivers a termination notice based on the insufficiency of Landlord’s insurance proceeds, Landlord shall provide documentation for the shortfall in insurance proceeds as compared to Landlord’s repair estimates, and Tenant shall be entitled, at its sole discretion, to void Landlord’s termination notice by agreeing to pay the excess repair and restoration expenses by providing written notice of such election within thirty (30) days after receipt of Landlord’s termination notice. If Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and if the repairs to be made by Landlord are not actually completed within twelve (12) months after the date of discovery of the damage, which period may be extended up to two (2) additional months for Force Majeure delays and/or delays in insurance adjustment as reasonably demonstrated by Landlord to Tenant), Tenant shall have the right to terminate this Lease by providing written notice to Landlord (the “Damage Termination Notice”), such termination to be effective five (5) business days after Landlord’s receipt of the Damage Termination Notice (the “Damage Termination Date”); provided, however, that Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period of thirty (30) days after the Damage Termination Date by delivering to Tenant, on or before the Damage Termination Date, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs to be made by Landlord shall be completed within thirty (30) days after the Damage Termination Date. If such repairs shall be completed prior to the expiration of such thirty (30)day period, then the Damage Termination Notice shall be of no force or effect, but if such repairs shall not be completed within such thirty (30) day period, then this Lease shall terminate upon the expiration of such thirty (30) day period.
     11.3 Tenant’s Option to Terminate In the event that the damage or destruction to the Premises from fire or other casualty either (i) will, in Landlord’s reasonable judgment take more than twelve (12) months to repair, or (ii) takes place during the last twelve (12) months of the Lease Term and such damage cannot reasonably be repaired within ninety (90) days after the date of such damage, Tenant shall have the option, to be exercised by written notice given to Landlord within twenty (20) days after the date of the damage, to terminate this Lease effective as of the date of said notice or such later date as shall be specified in Tenant’s notice of termination.
     11.4 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the Commonwealth of Massachusetts, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.
ARTICLE 12
NON-WAIVER
     No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.
ARTICLE 13
CONDEMNATION
     13.1 Condemnation. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, and if as a result thereof Tenant cannot conduct its business operations in substantially the same manner such business operations were conducted prior to such taking while still retaining substantially the same material rights and benefits it bargained to receive under this Lease, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation as a result thereof, Landlord and Tenant shall each have the option to terminate this Lease on ninety (90) days notice to the other party effective as of the date possession is required to be surrendered to the authority. Subject to Section 13.2 below, Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the TCCs of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord or its ground lessor, if any, with respect to the Building or Project, or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of sixty (60) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Subject to Section 13.2 below, Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. Landlord and Tenant hereby waive the provisions of any statutes or other laws relating to the termination of leases in the event of condemnation, and agree that the rights and obligations of the parties in such event shall be governed by the terms of this Lease.
     13.2 Tenant’s Right to Award. Subject to the provisions of Section 13.1 above, Tenant shall have the right to claim and recover (i) the fair market value of the Alterations to the extent paid for solely by Tenant, (ii) any sum awarded to Tenant for damages to or loss of Tenant’s business, and (iii) such compensation as may be separately awarded or recoverable by Tenant on account of any and all costs or losses related to removing Tenant’s merchandise, furniture, fixtures, leasehold improvements, and equipment to a new location.
ARTICLE 14
ASSIGNMENT AND SUBLETTING
     14.1 Transfers. Tenant shall not: (A) mortgage, pledge, hypothecate, encumber, or permit any lien to attach to this Lease or any interest hereunder without the prior written consent of Landlord, which consent shall not be unreasonably withheld; nor (B) without the prior written consent (except as otherwise provided in Section 14.7, below) of Landlord, which consent will not be unreasonably withheld, conditioned or delayed, assign, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors; (all of the foregoing

(in Subsection 14.1 (A) and (B)) are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than sixty (60) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the TCCs of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium,” as that term is defined in Section 14.3 below, in connection with such Transfer, (iv) the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (v) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (vi) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E-1. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall, within thirty (30) days after written request by Landlord, reimburse Landlord for all reasonable and actual out-of-pocket third-party costs and expenses incurred by Landlord in connection with its review of a proposed Transfer; provided that such costs and expenses shall not exceed One Thousand Dollars ($1,000) for a Transfer in the ordinary course of business.
     14.2 Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer under Subsection 14.1(B) of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one (1) or more of the following apply:
          14.2.1 Landlord reasonably determines that the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;
          14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;
          14.2.3 The Transferee is either a governmental agency or instrumentality thereof;
          14.2.4 Tenant has defaulted in the payment of rent (beyond applicable notice and cure provisions) more than three times in the prior twelve (12) month period;

               14.2.5 Landlord reasonably determines that the Transferee’s financial worth and/or financial stability is insufficient to meet the proposed financial obligations on the date consent is requested;
               14.2.6 The Transferee is an existing tenant of the Project and Landlord has other comparable space available in the Project;
               14.2.7 The parking requirements of the Transferee are in excess of the proportionate share of parking which would be allocable to the Subject Space based on the rentable square footage of the Subject Space compared to the total rentable square footage of the Project;
               14.2.8 There is an uncured Event of Default under the Lease (beyond any applicable notice and cure provisions).
          If Landlord consents to any Transfer pursuant to the TCCs of this Section 14.2 (and does not exercise any Landlord’s Option (as defined in Section 14.4, below) Landlord may have under Section 14.4 of this Lease), Tenant may within one (1) month after Landlord’s consent, but not later than the expiration of said one (1) month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set form in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s Option rights, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their remedies shall be restricted to a declaratory judgment and an injunction for the relief sought, and shall exclude money damages. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.
          14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting all expenses incurred by Tenant (i) in making any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent provided to the Transferee, and (iii) any brokerage commissions in connection with the Transfer. “Transfer Premium” shall also include, but not be limited to, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Transferee’s Rent, the Rent paid during each annual period for the Subject Space, and the Transferee’s Rent shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.
          14.4 Landlord’s Option as to Subject Space.
               14.4.1 Assignments. In the event that a proposed Transfer, if consented to, would cause this Lease to be assigned to a party other than Original Tenant and/or its Affiliates, then notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option (“Landlord’s Recapture Option”), by giving written notice to Tenant (the “Landlord Recapture Notice”) within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. In such case, the Landlord Recapture Notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14. As used in this Article 14, “Original Tenant” shall mean 3Com Corporation.
               14.4.2 Subleases. In the event that a proposed Transfer, if consented to, would cause more than two (2) floors, or fifty-five percent (55%) or more of the Premises to be subleased to a party other than Original Tenant and/or its Affiliates, then notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option (“Landlord’s Option”), by giving written notice to Tenant (the “Landlord Option Notice”) within thirty (30) days after receipt of any Transfer Notice, to sublease the Subject Space to Landlord, or Landlord’s nominee or assignee, subject to the terms set forth in the Transfer Notice, in which case the parties shall execute the Transfer documentation promptly thereafter. If Landlord declines, or fails to elect in a timely manner to sublease the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

          14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times and upon reasonable prior notice to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit.
          14.6 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.
          14.7 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises to any entity which is controlled directly or indirectly by Tenant, or which entity controls, directly or indirectly, Tenant (in each such case, an “Affiliate”), or any entity which owns or is owned by an Affiliate, or any assignment by operation of law or otherwise resulting from any merger or consolidation of Tenant or to any entity which purchases all or substantially all the stock or assets of Tenant, shall not be deemed a Transfer under this Article 14, provided that at least thirty (30) days prior to such assignment or sublease (i) Tenant notifies Landlord of any such assignment or sublease and certified that the applicable Transfer is to an Affiliate; and (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. In the event an assignment or sublease to an Affiliate is made pursuant to the TCCs of this Section 14.7, Tenant shall not be relieved of its obligations under this Lease. “Control,” as used in this Section 14.7, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether by ownership of voting securities, by contract or otherwise.

ARTICLE 15
SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES
          15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord or its management company. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.
          15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, damage due to casualty or condemnation, or repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture (excepting the Furniture), equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises (subject to Section 8.2 and Section 8.5), and Tenant shall repair at its own expense all damage to the Premises and Building to the extent resulting from such removal.
ARTICLE 16
HOLDING OVER
          16.1 Interim Premises. If Tenant holds over in the Interim Premises after the expiration of Transition Period, with or without the express or implied consent of Landlord, such tenancy shall be such tenancy shall be from month-to-month only, and shall not, except as set forth below, constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to the product of (i) the rentable square footage contained in that portion of the Interim Premises which has not been timely vacated by Tenant, and (ii) Thirty Three Dollars and Seventy Five Cents ($33.75) divided by twelve (12), prorated for the actual number of days in which Tenant holds over in such portion of the Interim Premises. Such month-to-month tenancy shall be subject to every other applicable TCCs contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Interim Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Interim Premises upon the expiration of the Transition Period, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from any claims made by any succeeding tenant founded upon such failure to surrender.
          16.2 Intentionally Deleted.
          16.3 Premises. If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not, except as set forth below, constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) one hundred fifty percent (150%). Such month-to-month tenancy shall be subject to every other applicable TCCs contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the expiration or earlier termination of the Term, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from any claims made by any succeeding tenant founded upon such failure to surrender.
ARTICLE 17
ESTOPPEL CERTIFICATES
          Within ten (10) business days following a request in writing by either party hereto, the other party shall execute, acknowledge and deliver to the requesting party an estoppel certificate, which, as submitted by Landlord to Tenant, shall be substantially in the form of Exhibit E-1 attached hereto, and which, as submitted by Tenant to Landlord, shall be substantially in the form of Exhibit E-2 attached hereto, or such other substantially similar form containing such other information as shall be reasonably requested by any party to whom the estoppel certificate is to be provided, and subject to the mutual agreement of Landlord and Tenant, indicating therein any exceptions thereto that may exist at that time. Any such certificate may be relied upon by a third party for whose benefit the estoppel certificate has been requested.

ARTICLE 18
SUBORDINATION
          This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances (collectively, “lienholders”), or the lessors under such ground lease or underlying leases require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant’s foregoing agreements concerning subordination of this Lease shall be subject to, in each case, Landlord’s obtaining from any such lienholder or lessor, and delivering to Tenant a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) in commercially reasonably form and substance (provided, however, that such form shall in no way affect the Term or Rent under this Lease or otherwise materially, adversely diminish the rights or increase the obligations of Tenant hereunder) whereby such executing party shall agree not to disturb the tenancy of the Tenant under, and pursuant to the terms of, this Lease, so long as Tenant shall not be in default hereunder after any applicable notice and opportunity to cure, and shall agree to attorn to said lienholder or lessor and to execute, acknowledge and deliver any reasonable instrument that has for its purpose and effect the confirmation of such subordination, non-disturbance and attornment or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases in accordance with the TCCs of this Article 18. Tenant shall execute and deliver to Landlord, at the time it executes this Lease, and thereafter, upon ten (10) days advance written request, any SNDA that Landlord may reasonably require on a commercially reasonable, recordable form as required by the applicable lienholder or ground lessor, subject to any reasonable revisions requested by Tenant and acceptable to such lienholder. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.
ARTICLE 19
DEFAULTS: REMEDIES
          19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:
               19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5)

business days after written notice with respect to Base Rent, Tenant’s Electricity Cost and Tenant’s Share of the Estimated Excess, or within thirty (30) days after written notice with respect to other items of Additional Rent or other charges required under this Lease, provided, however, Landlord shall not be required to give written notice more than three (3) times in any twelve (12) month period; or
               19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or
               19.1.3 (a) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (b) Tenant becomes a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (c), the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (d) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within sixty (60) days or the date of any sooner sale of any of such assets; or (e) Tenant shall become subject to any proceeding in bankruptcy or insolvency.
          The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law. As used herein, “default”, “Event of Default” or “breach” by Tenant means a failure by Tenant referred to above in this Section 19.1 that has not been cured within the applicable time period (after notice if so required) provided above. An Event of Default, default or breach shall be deemed to have been cured upon removal or cessation of the event or circumstances giving rise to such Event of Default, default or breach.
          19.2 Remedies Upon Default. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one (1) or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
               19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, use any lawful means to expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:
(i)	The worth at the time of award of the unpaid rent which had been earned at the time of such termination; plus

(ii)	The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)	The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)	At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
          The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the TCCs of this Lease, whether to Landlord or to others. As used in Subsections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease through the date of any judgment against Tenant, but in no case greater than the maximum amount of such interest permitted by law. As used in Subsection 19.2.l (iii) above, the “worth at the time of award” shall be computed by discounting future liabilities after the date of any judgment against Tenant at the discount rate of the Federal Reserve Bank of New York.
               19.2.2 Maintain Tenant’s right to possession in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder. No action by Landlord shall be deemed a termination of this Lease except written notice by Landlord delivered to Tenant expressly declaring a termination of this Lease. If Landlord maintains Tenant’s right to possession, Landlord may thereafter elect to terminate this Lease.
               19.2.3 Terminate this Lease and, in addition to any recoveries Landlord may seek under Section 19.2.1, bring an action to re-enter and regain possession of the Premises in the manner provided by the laws of the Commonwealth of Massachusetts then in effect.
               19.2.4 Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the Commonwealth of Massachusetts.
               19.2.5 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 through 19.2.4, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof; provided, however, that Landlord shall use commercially reasonable efforts to mitigate damages.
          19.3 Subleases of Tenant. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. If Landlord has terminated this Lease and elected to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
          19.4 No Relief From Forfeiture After Default. Tenant waives all rights of redemption or relief from forfeiture under any present or future laws or statutes, in the event Tenant is evicted or Landlord otherwise lawfully takes possession of the Premises by reason of any default by Tenant under this Lease.
          19.5 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.
          19.6 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform, or in the case of Emergency (as defined in Section 7.1 above), sufficiently promptly to prevent avoidable material damage to persons and property, subject in all cases to force majeure; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall promptly commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion, subject to force majeure. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, take such action as may be reasonably required to cure said default, and/or exercise any of its rights provided at law or in equity, and Landlord shall reimburse Tenant for its reasonable out-of-pocket costs to third parties in effecting such cure within thirty (30) days after receipt of Tenant’s invoice therefore accompanied by copies of all invoices and statements detailing such costs and such other information as may reasonably be requested by Landlord. Tenant shall have no right to offset or withhold the payment or Rent as a result of Landlord’s default, and except as expressly provided in Sections 6.3, 11.1 and 13.1, Tenant shall have no right to an abatement of rent or to terminate this Lease as the result of Landlord’s default.
ARTICLE 20
COVENANT OF QUIET ENJOYMENT
          Landlord covenants that subject to Tenant’s performance of its obligations under this Lease Tenant shall, during the Lease Term, peaceably and quietly have, hold and enjoy the

Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.
ARTICLE 21
SPECIAL TERMINATION PROVISION
          21.1 Special Termination Provision. Subject to the full and complete satisfaction of the Termination Conditions Precedent (as hereinafter defined), Tenant shall have the one(1) time irrevocable option to terminate this Lease effective as of July 31, 2016 (the “Termination Date”), in accordance with the provisions of this Article 21; provided, however, Tenant shall provide a Termination Notice (hereinafter defined) to Landlord by not later than July 31, 2015 (time being of the essence of the delivery of said Termination Notice). Provided that all of the Termination Conditions Precedent have been fully and completely satisfied then this Lease shall terminate effective as of the Termination Date. In the event of such termination, the Lease Term shall end and expire on the applicable date as fully and completely as if such date were the expiration date specified for the Lease Term. Any such termination of this Lease shall be subject to all of the terms and conditions of this Lease, including, without limitation, Article 15 of this Lease. In addition, if Tenant fails to deliver a timely Termination Notice (time being of the essence thereof), or to satisfy the foregoing Termination Conditions Precedent, including, without limitation, the delivery of the Termination Payment, then any Termination Notice delivered by Tenant shall be null and void and of no force and effect, Tenant shall have no right to terminate this Lease pursuant to this Article 21, and this Lease shall remain in full force and effect in accordance with the terms hereof.
          21.2 Definitions-Termination Conditions Precedent, Termination Notice, Termination Payment. For purposes of this Article 21, the “Termination Conditions Precedent” shall mean the following: (i) Tenant timely and properly delivers to Landlord a Termination Notice, (ii) no Event of Default shall have occurred under this Lease, (iii) the Termination Notice is accompanied by payment of fifty percent (50%) of the Termination Payment (as hereinafter defined), which payment shall be fully earned by Landlord when due and shall be nonrefundable under any circumstance when paid; and (iv) the balance of the Termination Payment (less an amount reasonably determined by Landlord as the interest that would be earned on fifty percent (50%) of the Termination Payment for a period of three hundred and thirty five (335) days at an interest rate determined by reference to the interest rate for a US Treasury Note with a maturity matching as closely as possible the three hundred and thirty five (335) day period as announced on the date of the Termination Notice in the Wall Street Journal or, if the Wall Street Journal is not in existence or no longer publishes such rates, a similar financial publication) is paid to Landlord on or before the date that is thirty (30) days prior to the Termination Date, which payment shall be fully earned by Landlord when due and shall be nonrefundable under any circumstance when paid. For purposes of this Article 21, a “Termination Notice” shall mean a written notice from Tenant duly delivered to Landlord on or prior to July 31, 2015, which expressly states the intention of Tenant to terminate this Lease in accordance with and subject to the terms and conditions of this Article 21. The “Termination Payment” shall mean an amount equal to Two Million One Hundred Seventy One Thousand Five Hundred Seventy Nine Dollars ($2,171,579), paid in lawful money of the United States by wire transfer of funds, without set-off, counterclaim, abatement or declaration.
ARTICLE 22
SATELLITE DISH
          22.1 Satellite Dish. Subject to the provisions and conditions of this Article 22, Landlord hereby consents to (i) Tenant’s continued operation of the satellite dish located on the roof of Building 4, in its current location, size and configuration (the “Building 4 Dish”); and (ii) Tenant’s continued operation of the satellite dish located on the roof of the Building, in its current location, size and configuration (the “Building 2 Dish” and collectively with the Building 4 Dish, the “Satellite Dishes”). Tenant agrees and hereby covenants to Landlord as follows:
                    22.1.1 Installation, service, repair, maintenance and removal of the Satellite Dishes shall be performed by a reputable contractor that has been approved by Landlord in writing. Installation, service, repair and maintenance of the Satellite Dishes shall be performed during normal office hours (8:00 a.m. to 5:00 p.m., Monday to Friday). Tenant shall have access to the roof of the Building and to the roof of Building 4 for the purposes of such maintenance; provided, however, that Tenant shall not have access to the roof of any building in the Project unless accompanied by Landlord’s agent;
                    22.1.2 The installation, operation and maintenance of the Satellite Dishes shall not interfere with the peaceful enjoyment by any other tenant of its respective premises and/or the operation of any other antennae or satellite dishes which may be permitted by Landlord;
                    22.1.3 Tenant shall be solely liable for the installation, maintenance, repair and removal of the Satellite Dishes, and shall remove the Satellite Dishes and repair any damage caused by such removal prior to the expiration or earlier termination of the Lease. The operation, maintenance and removal of the Satellite Dishes shall be performed (i) in a good and workmanlike manner, so that they would not create a hazard to life or property; (ii) in compliance with all applicable federal, state and local laws, regulations and ordinances, (iii) with due care and regard for safety and in a manner that will not cause injury or death to persons or damage to property; (iv) so that no lien or other encumbrance shall be placed on any portion of the Project, and (v) in a way that will not limit or void any warranty on the roof nor cause nor permit leaking of the roof, nor impair the structural integrity of any building in the Project;
                    22.1.4 Tenant shall insure that its use and operation of the Satellite Dishes does not create a nuisance;
                    22.1.5 There shall be no penetrations of the roof of any building in the Project unless specifically approved by Landlord in writing. Whether or not Landlord approves such penetrations, in the event the roof leaks, or any other physical damage to the roof occurs as a result of the installation and/or maintenance of the Satellite Dishes, Landlord shall provide written notice of such leaks and upon receipt of such notice Tenant shall meet with Landlord or its agent within twenty-four (24) hours to determine the extent of such damage, and any required repairs shall be performed by a licensed roofing contractor approved by Landlord at the sole cost and expense of Tenant. If Tenant fails to meet with Landlord as set forth above, declines to complete such repairs and/or to have such repairs completed within seven days (or such shorter time as may be prudent under the circumstances), Landlord may, but shall not be obligated to, have the roof repaired, and Tenant shall reimburse Landlord for the cost thereof as additional rent within ten (10) days after receipt of an invoice from Landlord; notwithstanding the foregoing, so long as Landlord is able to undertake said repairs and Tenant reimburses Landlord for the cost thereof as set forth above, Tenant shall not be deemed to be in default under this Lease for failing to have undertaken such repairs; and
                    22.1.6 Tenant’s subcontractors for installation, maintenance, service and repair of the Satellite Dishes shall carry and maintain in force the following insurance with companies reasonable satisfactory to Landlord, and Tenant shall provide Landlord with insurance certificates specifying such coverage within thirty (30) days after the Lease Commencement Date (or prior to the performance of any work by such contractors, if earlier), and annually thereafter:
(i)	Worker’s Compensation and Employer’s Liability insurance coverage for all employees engaged in performing services in connection with the Satellite Dishes, in accordance with all laws which may be applicable to said employees;

(ii)	Comprehensive General Liability Insurance in the amount of One Million Dollars ($1,000,000) for injury, death, or tangible property damage resulting from each occurrence with a Two Million Dollar ($2,000,000) aggregate limit; and

(iii)	Automobile Liability insurance coverage covering owned, non-owned, and rented automotive equipment providing at least Five Hundred Thousand Dollars ($500,000) for coverage of injury, death or tangible property damage resulting from each occurrence.
          22.2 Indemnification. Tenant shall indemnify, defend and hold Landlord, and its partners, members, employees, contractors, agents and representatives from and against all claims, actions, damages, liability, or other expense, including, without limitation, reasonable attorneys’ fees, which arise or are alleged to arise as a result of (i) the negligence, misfeasance or willful misconduct of Tenant, its employees, officers, agents, representatives, invitees or contractors resulting in any accident or injury to any person or damage to property (including without limitation, damages to the roof of the Building or the structural integrity thereof, and leaking and damages related to or caused by leaking related to the installation, operation or maintenance of the Satellite Dishes), (ii) any breach of the agreements, representations and warranties set forth in this Article 22.

ARTICLE 23
SIGNS
          23.1 Monument Signage. Subject to the provisions and conditions of this Article 23, Landlord hereby consents to Tenant’s continued maintenance of the monument sign (the “Existing Monument”) at the entrance of the Project adjacent to the Building 2 North Parking Field (hereinafter defined). Provided that Landlord is permitted by the City of Marlborough and any other governmental authority having jurisdiction, to place signage at the entrance to the Project (in addition to the Existing Monument), then Tenant may retain the Existing Monument at the entrance to the Project, provided that Landlord, at Landlord’s election, may relocate the Existing Monument to another position at the entrance to the Project designated by Landlord. If the City of Marlborough does not permit signage at the entrance to the Project in addition to the Existing Monument or if the size or configuration of Landlord’s sign would be affected by the existence of the Existing Monument, then Landlord shall have the right to modify the Existing Monument, at Landlord’s sole cost and expense, to include other tenants on the Existing Monument, provided Tenant’s name on the Existing Monument will be displayed in a prominent manner (as used herein, “prominent” shall mean in a manner which is consistent with the standards applicable to major tenants in Comparable Buildings, being first in any list of tenants, and having letters at least as big as provided for all other major tenants in the Property, subject to the requirements of the covenants, conditions and restrictions of record and the requirements of the City of Marlborough, Massachusetts).
          23.2 Building Signage. Subject to the provisions and conditions of this Article 23, Tenant shall have the exclusive right at Tenant’s sole cost and expense, with Landlord’s prior written consent as to content, size, form and location to place a single sign on the exterior of the Building. Under no circumstances shall Tenant place a sign on any roof of the Building. Subject to the provisions and conditions of this Article 23, Landlord hereby consents to Tenant’s continued maintenance of Tenant’s interior lobby on level 2 of Building 2 and common area signage at the Project existing as of the Lease Commencement Date.
          23.3 General Signage Provisions. Tenant shall, at its sole cost and expense, prepare all plans and specifications relating to such signs, obtain all permits and approvals from governmental authorities required in connection with such signs, and bear all costs and expenses of constructing, maintaining, repairing, and replacing such signs and the Existing Monument. Landlord shall have no obligations or liabilities with respect to the design of such signs, the obtaining of any required permits or approvals with respect thereto, or the construction, installation, maintenance, repair or replacement thereof, all of which shall be at the sole risk, and sole cost and expense of Tenant. All of Tenant’s signs and the Existing Monument (and Landlord’s monument at the entrance to the Project), shall comply with the requirements of the covenants, conditions and restrictions of record and the requirements of the City of Marlborough, Massachusetts, and Tenant shall maintain all of Tenant’s signs and the Existing Monument in good condition, in accordance with Comparable Buildings. All sign(s) and the Existing Monument (excluding Landlord’s monument signs) shall be removed by Tenant and the Premises, Building and/or Project (as the case may be) restored, at the sole cost and expense of Tenant, upon the expiration or sooner termination of the Lease.

ARTICLE 24
COMPLIANCE WITH LAW
          Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance, decrees, codes (including without limitation building, zoning and accessibility codes), common law, judgments, orders, rulings, awards or other governmental or quasi-governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated including any “Environmental Laws” as that term is defined in Section 29.31 of this Lease (“Applicable Laws”). Tenant shall promptly provide to Landlord a copy of any written notice received by Tenant of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures to the extent that such governmental measures relate to Tenant’s particular use of the Premises or any Alterations located in the Premises. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a commonwealth, state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations to the extent such standards or regulations relate to Tenant’s particular use of the Premises or any Alterations located in the Premises; provided that Landlord shall comply with any standards or regulations which relate to the Base Building or the Building Systems, unless such compliance obligations are triggered by the Alterations in the Premises, in which event such compliance obligations shall be at Tenant’s sole cost and expense; provided further, and notwithstanding the foregoing, that Tenant shall not be required to make any repair to, modification of, or addition to the Base Building or the Building Systems except and to the extent required because of Tenant’s particular use of the Premises. The judgment of any court of competent jurisdiction or the admission by either party hereto in any judicial action, regardless of whether this other party is a party thereto, that such party has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply in all material respects with all Applicable Laws relating to the Project, Base Building and Building Systems, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s Parties or create a significant health hazard for Tenant’s Parties or otherwise materially interfere with or materially affect Tenant’s Permitted Use and enjoyment of the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with, and amortized to the extent required by, the TCCs of Section 4.2.4 of this Lease, subject to the limitations set forth in Section 4.2.4 (J).
ARTICLE 25
LATE CHARGES
          If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days following written notice that Base

Rent, Tenant’s Electricity Cost and/or monthly payments of Tenant’s Share of any Estimated Excess was not paid when due (provided, however, that Landlord shall not be required to give Tenant written notice more than three (3) times in any twelve (12) month period), or within thirty (30) business days following written notice that such amount was not paid when due for any other item of Additional Rent and other sums which may become due under this Lease, then Tenant shall pay to Landlord a late charge equal to three percent (3%) of the overdue amount. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) business days following the due date for Base Rent, Tenant’s Electricity Cost and/or monthly payments of Tenant’s Share of any Estimated Excess, or within thirty (30) business days following written notice that such amount was not paid when due for any other item of Additional Rent and other sums which may become due under this Lease shall bear interest from the date when due until paid at an annual interest rate equal to the Prime Rate (as stated under the column “Money Rates” in The Wall Street Journal) plus four percent (4%); provided, however, in no event shall such annual interest rate exceed the highest annual interest rate permitted by Applicable Law.
ARTICLE 26
LANDLORD’S RIGHT TO CURE DEFAULT: PAYMENTS BY TENANT
          26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.
          26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within ten (10) days following delivery by Landlord to Tenant of receipts therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; and (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease. All of such sums shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease.

ARTICLE 27
ENTRY BY LANDLORD
          Landlord reserves the right during normal business hours, upon no less than twenty-four (24) hours prior notice to Tenant (except in the case of an emergency), and in compliance with Tenant’s reasonable security measures, to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, current or prospective mortgagees, ground or underlying lessors or insurers or, during the last six (6) months of the Lease Term, tenants, or prospective tenants; (iii) post notices of nonresponsibility; or (iv) improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to a breach of this Lease as provided in Article 19; and (C) during normal business hours, upon forty-eight (48) hours prior notice, perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. In connection with any entry into the Premises, Landlord agrees to make reasonable efforts to minimize interference with Tenant’s operations in the Premises caused by such entry and to minimize the duration of any such interference. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except with respect to damage to Tenant’s personal property or the amount of any physical injury, but only to the extent such damage is caused by the negligent acts or omissions or willful misconduct of Landlord, its agents, employees and contractors, and in such event, only the extent not covered by Tenant’s insurance required to be carried hereunder. For each of the above purposes, Landlord shall at all times have a key or card key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant (the “Security Areas”). Notwithstanding anything set forth in this Article 27 to the contrary, Landlord shall have no access or inspection rights as to the Security Areas, except in the event of an emergency where such entry is reasonably required. In an emergency, Landlord and its agents, employees and contractors shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises, provided Landlord has reasonably attempted, but to no avail, to obtain Tenant’s immediate cooperation in connection therewith. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.
ARTICLE 28
TENANT PARKING
          Tenant and the Tenant’s parties (including Tenant’s visitors) shall be entitled to utilize, without charge, and on a non-exclusive basis, commencing on the Lease Commencement Date,

the amount of unreserved and unassigned parking spaces in the Project set forth in Section 9 of the Summary (“Tenant’s Project Parking”); provided, however, that Landlord shall permit fourteen (14) of the spaces to which Tenant is entitled under Section 9 of the Summary to be reserved in the 350 Campus Drive North Parking field as shown in Exhibit H (the “Building 2 North Parking Field”) as near as possible to the entrance of the Building for the exclusive use of Tenant’s visitors, and Landlord shall install and maintain signage restricting parking for such exclusive spaces and Tenant shall reimburse Landlord for the cost of installing, repairing and maintaining said signs as Additional Rent. Landlord shall have no obligation to police or enforce the restrictions on the use of said reserved parking spaces. Upon leasing by Landlord of any portion of the Building to a tenant other than Tenant, as part of Tenant’s Project Parking, Tenant shall only have the non-exclusive use of Tenant’s Building Share of the spaces in the Building 2 North Parking Field (“Tenant’s Building 2 North Parking Spaces”), which Tenant’s Building 2 North Parking Spaces shall include the 14 parking spaces reserved for Tenant’s visitors described in this Article 28. Tenant shall cooperate with Landlord to ensure that Tenant’s agents, servants, employees, and contractors (collectively, “Tenant Parties”) comply with the Rules and Regulations which are prescribed from time to time by Landlord for the orderly operation and use of the parking areas where the parking spaces are located, including Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such Rules and Regulations and Tenant not being in default under this Lease beyond any applicable notice and cure period. Landlord specifically reserves the right to make reasonable changes to the size, configuration, design, layout and all other aspects of the Project parking areas and improvements at any time upon thirty (30) days’ prior written notice to Tenant and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to portions of the Project parking areas only for purposes of permitting or facilitating any such construction, alteration or improvements, not to exceed, without Tenant’s approval, ten (10) business days in any twelve (12) month period; provided, however, that Landlord will undertake reasonable efforts to minimize the number of parking spaces affected by and the duration of any such temporary restrictions on use of the parking areas. In no event shall Tenant’s Share of parking on the Project be permanently reduced below any minimum parking ratio required under Applicable Laws or in any manner which would materially, adversely interfere with Tenant’s use and occupancy of the Premises. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking spaces available to Tenant pursuant to this Article 28 are provided to Tenant solely for use by the Tenant Parties and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant, except on a pro-rata basis in connection with an assignment or subletting of the Premises permitted or approved in accordance with the TCCs of Article 14. Tenant shall not utilize any of the Project parking areas for the long term (e.g., over two weeks) storage of vehicles owned by Tenant, its employees, contractors and consultants.
ARTICLE 29
MISCELLANEOUS PROVISIONS
          29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
          29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.
          29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.
          29.4 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease not accrued on or prior to the date of the transfer, and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder for events occurring after the date of transfer and to attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security. Landlord acknowledges that to the extent any Landlord obligation or liability under this Lease is accrued prior to the date of such transfer or assignment which is not assumed by the transferee or assignee, the same shall remain an obligation of Landlord.
          29.5 Notice of Lease. Prior to the Lease Commencement Date, both parties shall execute and acknowledge an amended and restated notice of lease in the form attached hereto as Exhibit G (the “Amended and Restated Notice of Lease”), to be recorded on the Lease Commencement Date at Tenant’s sole cost and expense.
          29.6 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.
          29.7 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
          29.8 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
          29.9 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

          29.10 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
          29.11 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations (except as specifically set forth in this Lease), including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one (1) or more of the exhibits attached hereto.
          29.12 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.12 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), or member (if Landlord is a limited liability company) have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.
          29.13 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the TCCs of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. For the avoidance of doubt, the License Agreement between the parties dated July 18, 2005 is not affected by this clause.
          29.14 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.
          29.15 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God (including inclement weather), inability to obtain utilities (subject to the provisions of Section 6.3), labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure; provided, however, such extension shall not exceed sixty (60) consecutive days.
          29.16 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is required under any separate written agreement between Tenant and a mortgagee or ground lessor to notify such party of any default by Landlord under this Lease, then Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the TCCs of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord and Tenant must be sent, transmitted, or delivered, as the case may be, to the following addresses:
Landlord:
Bel Marlborough I LLC
c/o Eaton Vance Management
2 International Place
Boston, Massachusetts 02110
Attn:Real Estate Investment Group,
Director of Asset Management
with copies to:

Bel Marlborough I LLC
c/o Eaton Vance Management
2 International Place
Boston, Massachusetts 02110
Attn: General Counsel
Tenant:
3Com Corporation
350 Campus Drive
Marlborough, Massachusetts 01752
Attention: Real Estate Department
with copies to:
3Com Corporation
350 Campus Drive
Marlborough, Massachusetts 01752
Attention: Legal Department
          29.17 Joint and Several. If there is more than one (1) Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
          29.18 Authority. Each individual executing this Lease hereby represents and warrants that Landlord or Tenant, as applicable, is a duly formed and existing entity qualified to do business in the Commonwealth of Massachusetts and has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord or Tenant is authorized to do so.
          29.19 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
          29.20 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. Except as otherwise provided herein, all disputes arising hereunder, and all legal actions and proceedings related thereto, shall be solely and exclusively initiated and maintained in the court with the appropriate jurisdiction located in the Commonwealth of Massachusetts. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY MASSACHUSETTS LAW. IN THE EVENT LANDLORD COMMENCES ANY

SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.
          29.21 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
          29.22 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall be responsible for payment of a commission to Brokers pursuant to separate agreements between Landlord and Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.
          29.23 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense except as expressly provided in Sections 7.1 and 19.6, or to any setoff of the Rent or other amounts owing hereunder against Landlord, and Tenant shall have no right to any abatement of Rent except as expressly provided in Sections 6.3, 11.1 and 13.1.
          29.24 Project or Building Name and Signage. Subject to Article 23, Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.
          29.25 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.
          29.26 Confidentiality. Tenant hereby acknowledges that the contents of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s partners, administrators, consultants, financial, legal, and space planning consultants, a prospective Transferee, and except as required by Applicable Law or in connection with a dispute or litigation hereunder or as required by subpoena.
          29.27 Transportation Management. Tenant shall comply with all present or future programs required by Applicable Law (provided Landlord provides Tenant with sufficient prior notice of such program’s requirements) which are intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.
          29.28 Building Renovations. Except as expressly set forth in Section 5.5, Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and Tenant acknowledges that, except as expressly set forth in Section 5.4, no representations or warranties respecting the condition of the Premises or the Building have been made by Landlord to Tenant. However, Tenant hereby acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, Common Areas, systems and equipment, roof, and structural portions of the same. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent except as expressly provided in Section 6.3. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions provided the performance of such Renovations does not materially adversely interfere with Tenant’s use or occupancy of the Premises, the Project or the Common Areas for the Permitted Use.
          29.29 No Violation. Landlord and Tenant hereby warrant and represent that neither its execution of nor performance under this Lease shall cause either party to be in violation of any agreement, instrument, contract, law, rule or regulation by which it is bound, and each party shall protect, defend, indemnify and hold the other harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.
          29.30 Communications and Computer Lines. Tenant shall have the use of, and right of access upon reasonable advance written notice to Landlord to maintain, any existing communications or computer wires and cables (collectively, the “Lines”) located in the Building and connecting the Building to the Building 4 Dish and the Conference Facilities, and, subject to the provisions of Article 8 (including, without limitation, Landlord’s conditioning its approval upon the restoration of any portion of the Project disturbed by such installation) shall have the right at its sole cost and expense to install and maintain its own additional wires, cables, conduits, auxiliary equipment and other related equipment and facilities from the public street into the Project, the Building and the Premises, and between the Building and the Conference Facilities.
          29.31 Hazardous Substances.
               29.31.1 Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any substance or material that is described as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below in this Section 29.31.1, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. “Environmental Laws” shall mean all federal, state, commonwealth, local and quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations and guidance documents now or hereafter be enacted or promulgated as amended from time to time, in any way relating to or regulating Hazardous Materials.
               29.31.2 Compliance with Environmental Laws. Tenant covenants that during the Lease Term, Tenant shall comply with all Environmental Laws pertaining to its use of the Premises and the Project. Tenant shall not use, store, handle or dispose of any Hazardous Materials, other than standard office products in quantities and of types consistent with tenants of Comparable Buildings, all of which shall be used, stored, handled and disposed of in accordance with applicable Environmental Laws.
               29.31.3 Indemnification. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from any and all Claims arising from any Hazardous Materials to the extent placed in, on, under or about the Premises or the Project at any time beginning on November 26, 2002 by Tenant or Tenant Parties. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from any and all Claims arising from any Hazardous Materials released, stored, used or discharged by Landlord, its employees, agents and contractors, prior to the Lease Commencement Date or during the Lease Term.
          29.32 Development of the Project.
               29.32.1 Subdivision. Subject to the requirements of Article 28, Landlord reserves the right to further subdivide all or a portion of the Project and to add to, remove, or otherwise change the parking areas and Common Areas. In the event of any such change, an equitable adjustment to the Tenant’s Share, if appropriate, shall be made.
               29.32.2 Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.
               29.32.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction, provided such construction by Landlord does not interfere with Tenant’s use or occupancy of the Premises, the Project or the Common Areas for the Permitted Use.
               29.33 No Consequential Damages. Notwithstanding any provision of this Lease to the contrary, except as specifically set forth in Article 16 of this lease, under no circumstances shall either party hereto be liable to the other party for any consequential, incidental or special damages.
               29.34 Waiver of Landlord’s Lien. Landlord understands that Tenant may lease and/or purchase with purchase money financing certain of the Alterations, fixtures and equipment which may be installed in or used in connection with the Premises from time to time during the Lease Term. Landlord hereby agrees, upon written request of Tenant, to release, waive or subordinate any landlord’s lien to any such equipment leases, retained title contracts, security interest or other forms of purchase money financing and within ten (10) business days after Tenant’s written request, to execute documents, in form and substance reasonably satisfactory to Landlord, that permit the equipment lessors, title and lien holders, as applicable, the right to enter the Premises during the Lease Term for the sole purpose of exercising their rights to such Alterations, fixtures and equipment subject to such leases, retained title contracts, security interest or other forms of purchase money financing and to foreclose upon and remove such collateral from the Premises, provided that any damage to the Premises caused by such removal is promptly repaired and restored.
               29.35 Compliance with TIF Agreement. Landlord and Tenant acknowledge that there is a Tax Increment Financing Agreement by and between the City of Marlborough and BNP Leasing Corporation dated January 31, 1997, as amended by an Agreement by and between the City of Marlborough and 3Com Corporation dated February 25, 2002, concerning the Property (as may be amended from time to time, the “TIF Agreement”). Tenant agrees to comply with the provisions of the TIF Agreement that pertain to 3COM Corporation and to provide such information as may reasonably be requested by Landlord to facilitate Landlord’s compliance with any requirements of the TIF Agreement. Landlord agrees to take reasonably commercial steps, at no cost or expense to Landlord, to maintain the benefits of the TIF Agreement.
     29.36 Campus Operations. At the written request of Tenant, Landlord will schedule a meeting with Tenant’s real estate professionals to address any issues or concerns that Tenant has with the operations of the Project, provided that there shall be no obligation of Landlord and Tenant to have a meeting pursuant to this Section 29.36 more than one (1) time in any calendar quarter during the Lease Term.
ARTICLE 30
RIGHT OF FIRST OFFER TO LEASE
ADDITIONAL SPACE IN THE BUILDING
     30.1 Right of First Offer to Lease Additional Space in the Building. Provided (i) that Tenant is not in default of its obligations under the Lease beyond any applicable notice and grace periods, (ii) has not defaulted more than twice in the payment of any monetary obligation in excess of Fifty Thousand Dollars ($50,000) under the Lease (beyond applicable notice and grace periods) during the prior twenty-four (24) month period, (iii) is not the subject of any bankruptcy or insolvency proceedings, and is not insolvent, as of the date the offer is made, the date the offer is accepted, and as of the date of the commencement of the term of the lease with respect to such space, and (iv) Tenant and/or its Affiliates are in occupancy of one hundred percent (100%) of the Premises (free of any subleases, other than subleases pursuant to Section 14.7, above), Tenant shall have a right of first offer to lease with respect to any space available or becoming available for lease on the second floor in the Building prior to the expiration or earlier termination of the Lease Term including any renewals thereof (such right to be exercised as more fully set forth in Subsection 30.2 below).
     Tenant’s right of first offer with respect to such space shall be continuing, but if Tenant does not accept the space when first offered by Landlord:
a.	Landlord shall have no obligation to re-offer the same space to Tenant for a period of one (1) year but, if any portion of the same space is still available one (1) year later (and the Lease Term with respect to the Premises has not expired or been terminated pursuant to the terms of the Lease, as amended and Tenant is in compliance with Section 30.1), Landlord shall re-offer said portion of the space to Tenant and Tenant must respond to such re-offer within a period of ten (10) business days;

b.	Tenant’s right of first offer with respect to the space shall thereafter also be subject to the rights then existing or thereafter granted by Landlord to any current or future tenant of the Project with respect to such tenant’s leased premises.
Nothing in this Article 30 is intended to preclude or limit Landlord’s right to grant tenants of all or any portion of space in the Building renewal or extension rights in accordance with Section 30.1 which shall have priority over the rights of Tenant under this Lease.

          30.2 Procedure. Landlord shall give Tenant written notice (“Landlord’s Notice”) of the right of first offer to lease, stating the date on which the applicable space (the “Offered Space”) is expected to become available and the terms under which Landlord is willing to lease such Offered Space to Tenant (which terms shall provide that (w) the Base Rent for the Offered Space shall parallel the Base Rent for the Premises such that the Base Rent at the commencement of the term for the Offered Space shall be the Base Rent then being charged for the Premises, with the Base Rent for the Offered Space thereafter increasing at the same times and at the same rate as the Base Rent for the Premises; (x) the lease term for the Offered Space shall be coterminous with the Lease Term for the Premises; (y) the base year for the Offered Space shall be the Base Year for the Premises; and (z) Landlord shall provide a tenant improvement allowance for such Offered Space equal to $X per rentable square foot of the Offered Space where X is Twenty Dollars ($20) multiplied by a fraction, the numerator of which is the remaining number of months in the Lease Term for the Premises as of the commencement of the term of the Offered Space and the denominator of which is one hundred and twenty two (122)). Tenant shall have a period of ten (10) business days after the date of Landlord’s Notice to Tenant to respond by accepting or rejecting such offer and if Tenant does not respond within said ten (10) business day period, Tenant will be deemed to have rejected such offer and Landlord may offer the Offered Space to any third party upon terms that Landlord deems appropriate, free of this right of first offer to lease (but, subject to complying with the provisions of this Article 30, if applicable, if the space thereafter again becomes available for lease during the Lease Term). Following Tenant’s acceptance of a right of first offer to lease, the parties agree to negotiate in good faith for a period not to exceed ten (10) business days to enter into a lease or an amendment to lease in form and substance reasonably satisfactory to the parties, and if the parties do not enter into a lease within said time period, Tenant will be deemed to have rejected the right of first offer to lease with respect to the Offered Space and Landlord may offer such Offered Space to any third party upon terms that Landlord deems appropriate, free of this right of first offer to lease (but, subject to complying with the provisions of this Article 30, if applicable, if the space thereafter again becomes available for lease during the Lease Term). If Landlord has not leased such space within one (1) year (and Lease Term has not expired or been terminated pursuant to the terms of the Lease, as amended and Tenant is otherwise in compliance with Section 30.1), Landlord must again offer such space to Tenant, and Tenant must respond to such re-offer within a period of ten (10) business days.
          30.3 Termination of Rights. Notwithstanding anything to the contrary contained in this Agreement, upon execution of any lease between Landlord and Tenant (or their respective successors and/or assigns) for space on the second floor of the Building, the provisions of this Article 30 shall be and become null and void with respect to such space so leased thereunder.
          30.4 Estoppel Certificate. Within ten (10) business days after Landlord’s written request, Tenant shall execute an estoppel certificate in recordable form confirming the provisions of this Article 30, the dates of any offers to Tenant, whether or not Tenant accepted or rejected such offer, and such other matters as may be reasonably required by Landlord to determine Tenant’s rights, if any, under this Article 30.
          30.5 Limitation on Assignment. The provisions of this Article 30 and Tenant’s rights and obligations hereunder may not be assigned by Tenant separate from an assignment of all of

          Tenant’s right, title and interest in this Lease (which assignment is further subject to the provisions of Article 14 of the this Lease).

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

Accepted as to form	BEL MARLBOROUGH I LLC, a Delaware limited liability company

Jennifer Madden
	By:	/s/ William R. Cross

	Its:	President

“Tenant”:

3COM CORPORATION, a Delaware corporation

Attest:

	By:	/s/ Neal D. Goldman

By: /s/ James McInerny		Name: Neal D. Goldman
Name: James McInerny	Title: Executive Vice President, Chief Administrative and Legal Officer

Title: Director RESS	(Corporate Seal)

(ACKNOWLEDGMENT FOR CORPORATION)
STATE OF Massachusetts
SS.:
COUNTY OF Middlesex
          On this 5th day of June, 2009, before me the undersigned notary public, personally appeared Neal D. Goldman, and provided to me through satisfactory evidence of identification, which was Mass. Drivers License, to be the person whose name is signed on the preceding or attached document and acknowledged to me that he/she signed it voluntarily for its stated purpose, as Exec VP, Chief Admin and Legal Officer of 3Com Corporation.

/s/ Dana J. St. James
Notary Public
My commission expires: 9/25/09

EXHIBIT A
OUTLINE OF PREMISES

ADD Inc ARCHITECTURE + DESIGN

STORAGE
EXISTING CONDITIONS

LINCOLN PROPERTY COMPANY

= Interim Premises

= Retained Premises

Second Floor

The Campus at Marlborough, Building 2

07.10.08

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EXHIBIT A-1
LOADING DOCK AREA

ARCHITECTURE + DESIGN

3COM AREA
(Loading Dock)
EXISTING CONDITIONS

LINCOLN PROPERTY COMPANY

Second Floor
The Campus at Marlborough, Building 2
07.10.08

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EXHIBIT B
PROJECT SITE PLAN

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EXHIBIT C
INVENTORY LIST
Exhibit C
Furniture Inventory List

	Work			Conference Rooms
	Stations	Chairs				Side
Floor	Standard	Task	Guest	# of Rooms	Tables	Tables	Chairs
2	5	5	5	3	3	0	14
3				1	21	0	26
3				1	12	2	48
3	144	144	144	12	18	10	77
4	110	110	110	13	16	11	90
5	160	160	160	13	20	12	106
Totals	419	419	419	43	90	35	361

EXHIBIT C-1
FURNITURE TO BE SURRENDERED IN INTERIM PREMISES
Exhibit C-1
Interim Premises Furniture Inventory List

	Work			Conference Rooms
	Stations	Chairs				Side
Floor	Standard	Task	Guest	# of Rooms	Tables	Tables	Chairs
2	116	116	116	N/A	0	3	166
Totals	116	116	116	N/A	0	3	166

EXHIBIT D
RULES AND REGULATIONS
BUILDING RULES AND REGULATIONS
The following rules and regulations (collectively, the “Rules”) shall apply, where applicable, to the Premises, the Building, the parking lot, the Project and the appurtenances thereto:
A.	GENERAL

1.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees, contractors or other representatives to loiter in common areas or elsewhere in or about the Building or Project.

2.	Any Tenant or vendor sponsored activity or event in Common Area must be approved and scheduled through Landlord’s representative.

3.	Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Tenant shall pay for damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, and Landlord shall not in any case be responsible therefor.

4.	Alcoholic beverages (without Landlord’s prior written consent), illegal drugs or other illegal controlled substances are not permitted in the Building nor will any person under the influence of the same be permitted in the Building.

5.	No firearms or other weapons are permitted in the Building.

6.	No fighting or “horseplay” will be tolerated at any time in the Building.

7.	Fire protection and prevention practices implemented by Landlord from time to time, including participation in fire drills, must be observed by Tenant at all times.

8.	Tenant shall not operate or disturb any Building equipment, machinery, valves or electrical controls.

9.	Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

10.	No signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building unless approved in writing by Landlord.

11.	Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation, maintenance, operation, existence or removal of any property of Tenant shall be repaired at the expense of Tenant.

12.	No animals, except seeing-eye dogs, shall be brought into or kept in, on or about the Premises.

13.	Tenant shall not take any action which would violate Landlord’s labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for such work to resume, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall have no claim for damages of any nature against Landlord in connection therewith.

14.	Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s opinion may tend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

15.	Smoking and discarding of smoking materials are permitted in designated exterior locations only. No smoking is permitted outside the building entrances. Tenant will instruct and notify its visitors and employees of such policy.

16.	No awnings or other projections shall be attached to the outside walls (building perimeter) of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord, in Landlord’s sole discretion. Window coverings must be Building Standard.

17.	Tenant shall cooperate with the Landlord to conserve energy. Before closing and leaving the Premises at any time, Tenant shall exercise reasonable efforts to minimize energy use by turning off lights and equipment not in use.

18.	There shall not be used in any space, or in the public halls of the Building, either by any Tenant or by delivery personnel or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sole guards.

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19.	Tenant shall not use the Premises for housing, lodging or sleeping purposes or permit preparation or warming of food in the Premises (except in Landlord provided or approved equipment such as microwave ovens and toaster ovens). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose or act that is in violation of any governmental legal requirement or may be dangerous to persons or property.

20.	Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything that will create or maintain a nuisance, or do any act injuring the reputation of the Building.

21.	Tenant shall not disturb any other Building occupants.

22.	Tenant shall not install or operate any musical or sound producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Premises, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Premises, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Premises or elsewhere, without in each instance, the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

23.	Tenant shall provide Landlord in writing the names and contact information of two (2) representatives authorized by the Tenant to request Landlord services, either billable or non billable and to act as a liaison for matters related to the Premises.

B.	BUILDING ACCESS & SECURITY

1.	No additional locks shall be placed upon any doors, windows or transoms in or to the Premises, nor shall Tenant change existing locks or the mechanism thereof, without Landlord’s permission, which permission shall not be unreasonably withheld, conditioned or delayed.

2.	Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises or the Building.

3.	Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

4.	Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents, and shall provide Tenant with notice thereof. Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements relative thereto.

5.	Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant, its employees, agents and contractors shall cooperate with said policy, and Tenant shall use its best efforts to prevent the same by Tenant’s invitees.

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6.	Tenant and its employees, agents, contractors, invitees and licensees are limited to the Premises and the Common Areas. Tenant and its employees, agents, contractors, invitees and licensees may not enter other areas of the Building or Project (other than the conference rooms) except when accompanied by an escort from Landlord and shall sign in/out at building reception.

7.	Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Building. Accordingly, Tenant agrees to cooperate and cause its employees, contractors and other representatives to cooperate fully with Landlord in the implementation of any reasonable security procedures.

8.	Tenant shall comply with all federal, state and local, criminal, civil, safety, health and environmental codes, laws, and ordinances relating to its use of leased space.

C.	MAINTENANCE & CUSTODIAL

1.	All contractors, contractor’s representatives, and installation technicians performing work in the Building shall be subject to Landlord’s written prior approval and shall be required to comply with Landlord’s standard rules, regulations, policies, and procedures, as the same may be revised from time to time. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

2.	Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Tenant shall not operate personal electronic devices for individual use such as coffeepots, toasters, refrigerators, space heaters, etc. without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

D.	SHIPPING/RECEIVING/LOADING DOCKS

1.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to the hours between 6 a.m. and 9 p.m., Monday through Friday, excluding Holidays. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or of any other tenant of the Building is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss to the extent directly resulting therefrom.

2.	All deliveries to or from the Premises shall be made only at such times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a

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manner that may interfere with the use by any other tenant of its premises or of any Common Areas, any pedestrian use of such area, or any use that is inconsistent with good business practice.

3.	All Tenant mail and small packages will be scheduled for pick-up and delivery by carrier or supplier to and from the Premises.

4.	Landlord personnel will not load/unload cargo deliveries for Tenant from the dock.

5.	Tenant arranged shipping/receiving location outside the Premises to be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Dock areas shall not be used for storage or staging by Tenant.

6.	The following rules and regulations apply to all loading docks which are available for the use of more than one (1) tenant (and shall not apply to loading docks intended for the exclusive use of any tenant): No tenant shall park or permit any truck or trailer to be parked in any loading dock area except during the time actually need to load or unload materials. In no case shall any truck or trailer be permitted to remain in a loading dock area overnight. If any tenant has been utilizing the loading dock are for a time period in excess of one (1) hour and another tenant requires access to the loading dock area, the first tenant shall vacate the loading dock area and make it available to the second tenant. No tenant may utilize more than one (1) loading dock at a time if another tenant requires access to the loading dock and a loading dock is not available for the second tenant’s use.

E.	FOOD SERVICE

1.	No open flame cooking or competing food service or vending machines will be permitted in the Premises.

2.	Tenant shall not remove food service property from the café including trays, dishes, glasses, cups, utensils. Disposal utensils are provided.

F.	RULES FOR USE OF ACCESS CARDS
Each of Tenant’s employees and on-site contractors shall be issued an access card. The access card serves as a “key” that allows access to card reader controlled doors.
The access card will ONLY act as a key on doors leading to the Premises and Common Areas. Care should be used to prevent excessive bending or abuse that may cause damage to the card.
1.	Do not allow others to use your card.

2.	Report a lost, stolen, or damaged card immediately.

3.	If a door is equipped with a card reader — use the reader to access. Do not “prop” doors open to bypass the system.

4.	A “Tailgater” is an individual without an access card who follows an employee in or out of a

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door after that employee has used their card to access a door. Tailgating is not allowed.

5.	If Landlord provides Tenant with any access cards or badges, a fee of $20.00 will be charged for each badge or access card issued.

6.	In all cases, Tenant agrees to promptly notify Landlord when access badges are to be deactivated in cases such as termination, non-use, lost badge, etc.

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EXHIBIT E-1
TENANT ESTOPPEL CERTIFICATE
Date      [Name and Address of Landlord and Third Party or Parties]
It is our understanding that you are purchasing from                                         (“Landlord”), [and/or are providing financing in connection with the acquisition or refinancing of the] property located at                     ,                          , Massachusetts (the “Property”) and in connection therewith have required this certification by the undersigned.
Reference is made to a certain Amended and Restated Lease dated May ___, 2009, between Landlord and the undersigned as Tenant (the “Lease”) for certain premises (the “Premises”) located at the Property. The undersigned, as Tenant, hereby certifies that:
1.	The term of the Lease commenced on June ___, 2009 (the “Lease Commencement Date”) and ends on , 20___ (the “Expiration Date”). Tenant has no right to renew or extend the term of the Lease, except as follows:

2.	The undersigned has accepted and presently occupies the premises described in the Lease as Tenant.

3.	The Base Rent under the Lease is currently $ per month, and has been paid through , 20___. Tenant currently pays $ per month as its estimated Share of Operating Expenses in excess of Operating Expenses for ___(which is the Base Year), and $ per month as its estimated Share of Tax Expenses in excess of Tax Expenses for fiscal year July, 200___ to June, 20___.

4.	The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way and, to the knowledge of the undersigned, neither party is in default thereunder, and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default except as follows:

5.	The Lease represents the entire agreement between Landlord and the undersigned.

6.	On this date, there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by Landlord.

7.	The undersigned Tenant is [is not] in occupancy of all or a portion of the premises described in the Lease and is [is not] actually conducting its business therein, which business is the use permitted under the Lease. Tenant has not sublet nor assigned its interest in the Lease except as follows:
8. No rent has been paid more than one (1) month in advance of its due date under the Lease.

9.	Landlord does not hold any security deposit under the Lease.

10.	Tenant has no option or right of first refusal to purchase all or any portion of the Property, no option(s) to expand, nor any option to terminate the Lease prior to the Expiration Date except as follows:

11.	All construction, alterations or improvements required to be performed by Landlord have been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given.

12.	To Tenant’s knowledge, subject to the provisions of Section 4.4 of the Lease, no refunds or other credits are due to Tenant for Direct Expenses (as defined in the Lease) paid to Landlord as additional rent for any calendar years ending on or before December 31, 200___.

13.	No actions have been filed by or are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

15.	The signatory below is authorized to execute this Estoppel Certificate on behalf of Tenant.

Executed as an instrument under seal on , 20___.

Very truly yours,

Tenant

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EXHIBIT E-2
LANDLORD ESTOPPEL CERTIFICATE
Date       [Name and Address of Tenant and Third Party or Parties]
Reference is made to a certain Amended and Restated Lease dated May ___, 2009, between                                          as Landlord and 3 Com Corporation as Tenant (the “Lease”) for certain premises (the “Premises”) located at                                          (the “Property”). The undersigned, as Landlord, hereby certifies that:
1.	The term of the Lease commenced on June ___, 2009 and ends on , 20___ (the “Expiration Date”). Tenant has no right to renew or extend the term of the Lease, except as follows:

2.	The Base Rent under the Lease is currently $ per month, and has been paid through , 20___. Tenant currently pays $ per month as its estimated Share of Operating Expenses in excess of Operating Expenses for (which is the Base Year), and $ per month as its estimated Share of Tax Expenses in excess of Tax Expenses for the Base Year.

3.	The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way and, to the knowledge of the undersigned, neither party is in default thereunder, and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default except as follows:

4.	The Lease represents the entire agreement between Landlord and Tenant.

5.	Landlord does not hold any security deposit under the Lease

6.	The signatory below is authorized to execute this Estoppel Certificate on behalf of Landlord.

Executed as an instrument under seal on , 20___.

Very truly yours,

Landlord

EXHIBIT F
PLAN OF THE INTERIM PREMISES

ADD inc ARCHITECTURE + DESIGN

LOBBY
STORAGE
EXISTING CONDITIONS

CUSHMAN & WAKEFIELD

LINCOLN PROPERTY COMPANY

= Interim Premises

= Retained Premises

Second Floor

The Campus at Marlborough, Building 2

07.10.08

2

EXHIBIT G
Recording requested by:
When recorded, return to:
AMENDED AND RESTATED NOTICE OF LEASE
     THIS AMENDED AND RESTATED NOTICE OF LEASE is made as of the ___ day of May, 2009, by and between Bel Marlborough I LLC, a Delaware limited liability company (“Landlord”), having offices at c/o Eaton Vance Management, 2 International Place, Boston, Massachusetts 02110, and 3Com Corporation, a Delaware corporation, having an office and place of business at 350 Campus Drive, Marlborough, Massachusetts 01752 (“Tenant”).
WITNESSETH:
     1. This is an Amended and Restated Notice of Lease, which amends that certain Notice of Lease dated                      and recorded with the Middlesex County Registry of Deeds in Book ___, Page ___, concerning an Amended and Restated Lease entered into as of May ___, 2009 between Landlord and Tenant (the “Lease”), pursuant to which, and subject to the terms of which, Tenant has the right to occupy a portion of the improvements (the “Premises”) located on the real property situated in the Town of Marlborough, Middlesex County, Massachusetts, as more particularly described on Exhibit “A” attached hereto and made a part hereof, for a Term of approximately ten (10) years and two (2) months commencing on June 1, 2009.
     2. Tenant has 2 options to extend the Term of the Lease for a period of 3 years each.
     3. The Term of the Lease shall expire at 11:59 p.m. (local time in Massachusetts) on                     , 2019, unless Tenant timely exercises the option(s) to extend.
     4. The purpose of this Notice of Lease is to provide constructive notice of the Lease and interested parties must refer to the Lease for a full statement of the respective rights and obligations of the parties. This Notice of Lease shall not be deemed to change, modify or otherwise affect any of the provisions of the Lease.
     5. This Notice of Lease shall bind and or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of the Lease.

     IN WITNESS WHEREOF, Landlord has caused this instrument to be signed by its duly authorized officer and Tenant has caused this instrument to be executed by its duly authorized officer as of the day and year first above written.

LANDLORD:

(CORPORATE SEAL)	By:

Attest/Witness:

By:

Name:
Title:

TENANT: 3Com Corporation
(CORPORATE SEAL) Attest/Witness:

By:

Name:	Name:
Title:

2

STATE OF
SS.:
COUNTY OF
          On this ___ day of                     , 2009, before me the undersigned notary public, personally appeared                                         , and provided to me through satisfactory evidence of identification, which was                                         , to be the person whose name is signed on the preceding or attached document and acknowledged to me that he/she signed it voluntarily for its stated purpose, as                                          of 3Com Corporation.

Notary Public

My commission expires:
COMMONWEALTH OF MASSACHUSETTS
SS.:
COUNTY OF SUFFOLK
          On this ___ day of                     , 2009, before me the undersigned notary public, personally appeared                                         , and provided to me through satisfactory evidence of identification, which was                                         , to be the person whose name is signed on the preceding or attached document and acknowledged to me that he/she signed it voluntarily for its stated purpose, as                                          of Bel Marlborough I LLC.

Notary Public

My commission expires:

3

EXHIBIT H
PLAN SHOWING BUILDING 2 NORTH PARKING FIELD

Plan Showing the Building 2 North Parking Field

Building 2
NORTH PARKING FIELD

14

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